United States
Securities And Exchange Commission
Washington, D.C.  20549

Schedule 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Layne Christensen Company

(Name of Registrant as Specified in Charter)

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Layne Christensen Company

May 8, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company to be held at The Woodlands Waterway Marriott Hotel & Convention Center, located at 1607 Lake Robbins Drive, The Woodlands, Texas 77380, on Thursday, June 6, 2013, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

Sincerely yours,

/s/ Rene J. Robichaud

Rene J. Robichaud
President and Chief Executive Officer

Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

Notice of Annual Meeting of Stockholders
to be Held on June 6, 2013

The Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen" or the "Company"), will be held at The Woodlands Waterway Marriott Hotel & Convention Center, located at 1601 Lake Robbins Drive, The Woodlands, Texas 77380, on Thursday, June 6, 2013, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

1.
To vote on the election of the Company's six nominees for director to hold office for terms expiring at the 2014 Annual Meeting of the Stockholders of Layne Christensen and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal;

2.	To conduct an advisory vote on executive compensation;

3.
To consider and act upon ratification of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen Company for the fiscal year ending January 31, 2014; and

4.	To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The Board of Directors of Layne Christensen has fixed the close of business on April 8, 2013, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

By Order of the Board of Directors.

Steven F. Crooke
Senior Vice President—General Counsel and Secretary

May 8, 2013
Mission Woods, Kansas

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 6, 2013: The Proxy Statement and Annual Report to Stockholders are available to you at http://www.edocumentview.com/LAYN.

Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
_________________________

Proxy Statement
_________________________

Annual Meeting of Stockholders
to be Held June 6, 2013
_________________________

Introduction

This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 6, 2013, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at The Woodlands Waterway Marriott Hotel & Convention Center, located at 1601 Lake Robbins Drive, The Woodlands, Texas 77380.

This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about May 8, 2013.

Proxies

You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies have been revoked prior to exercise, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for director named in this Proxy Statement; in favor of the approval of the compensation of our Named Executive Officers, as disclosed in the proxy statement; in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive.  However, if your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in "street" name), proof of ownership may be required for you to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting at the Meeting

For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, $0.01 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's common stock as of the close of business on April 8, 2013 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.  As of the Record Date, 19,823,122 shares of the Company's common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting.

Directors are elected by a plurality (a number greater than those cast for any other candidates) of the vote cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees, and will not have any effect on the outcome of the election.  All other matters will be determined by a vote of a majority of the votes cast affirmatively or negatively by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Under Delaware law, abstentions are not considered votes cast and will have no effect on whether a matter is approved.

On certain routine matters, such as the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company, if a stockholder that holds its shares through a broker does not provide instructions to that broker on how the stockholder wishes to vote, the broker will be allowed to exercise discretion and vote on behalf of the stockholder.  A broker is prohibited, however, from voting on other non-routine matters, including the election of directors and the advisory vote on executive compensation. Broker "non-votes" will occur when a broker does not receive voting instructions from a stockholder on a non-routine matter or if the broker otherwise does not vote on behalf of a stockholder. Broker non-votes will not count in determining the number of votes cast with respect to the election of directors or a proposal that requires a majority of votes cast and, therefore, will not affect the outcome of the election of directors or the voting on such a proposal.

Solicitation of Proxies

This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, facsimile transmission, electronically or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company's transfer agent, will be paid by the Company.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the Company's Corporate Headquarters, 1900 Shawnee Mission Parkway, Mission Woods, Kansas  66205.  The list also will be available at the Annual Meeting.

Item 1

Election of Directors

One of the purposes of this Annual Meeting is to elect six directors to serve one year terms expiring at the Annual Meeting of Stockholders in 2014 and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal.  The Company’s Board of Directors currently consists of seven directors and will continue to consist of seven directors following the Annual Meeting.  However, as a result of Jeffrey J. Reynolds’ decision to retire from his position as Executive Vice President and Chief Operating Officer of the Company, the Board decided not to nominate Mr. Reynolds for re-election as a director of the Company.  Instead, the Board intends to conduct a search to find an independent director to fill the vacancy on the Board following the Annual Meeting. The Board of Directors has designated Messrs. David A.B. Brown, J. Samuel Butler, Anthony B. Helfet, Nelson Obus, Rene J. Robichaud and Robert R. Gilmore as the nominees proposed for election at the Annual Meeting.  Messrs. Brown, Butler and Helfet have been directors of the Company since 2003.  Mr. Obus has been a director of the Company since 2004, and Messrs. Robichaud and Gilmore have been directors of the Company since January 1, 2009. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election of the nominees for director.  In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominees have indicated their willingness to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election.

The Board of Directors unanimously recommends that you vote FOR the election of David A.B. Brown, J. Samuel Butler, Nelson Obus, Anthony B. Helfet, Rene J. Robichaud and Robert R. Gilmore as directors of the Company.

Nominees for Director

The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors at the Annual Meeting.

	Name	Age	Present Position with the Company	Director Since
Nominees	David A.B. Brown	69	Director, Chairman of the Board	2003
	J. Samuel Butler	67	Director	2003
	Anthony B. Helfet	69	Director	2003
	Nelson Obus	66	Director	2004
	Robert R. Gilmore	61	Director	2009
	Rene J. Robichaud	54	Director, President and Chief Executive	2009
			Officer

The business experience during the last five fiscal years of the persons nominated by the Board of Directors for election as directors at the Annual Meeting is as follows:

David A.B. Brown served as Chairman of the Board of Directors of Pride International, Inc. from 2005 until Pride's acquisition by Ensco Plc in 2011, at which time he became a member of the Board of Directors of Ensco Plc.  He is also on the board of directors of EMCOR Group, Inc., and from 1984 to 2005 Mr. Brown was president of The Windsor Group, a consulting firm that focused on energy related issues facing oilfield services and engineering companies.  He is a Chartered Accountant and has over 35 years of energy related experience.  Mr. Brown's pertinent experience, qualifications, attributes and skills include:  financial literacy and extensive managerial experience attained from serving as the president of The Windsor Group, and the chairman of Pride International, Inc., the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company's Board since 2003, and in his capacity as the Company's Chairman since 2005.

J. Samuel Butler has been president of Trinity Petroleum Management, LLC, an oil and gas management outsourcing company, since 1996.  Mr. Butler has also served as Chairman of the Board, chief executive officer and president of ST Oil Company, an independent oil and gas exploration and production company, since 1996.  Mr. Butler was appointed to the Colorado School of Mines Board of Governors in 2009, and in 2007, Mr. Butler became the Chairman of Genesis Gas & Oil Partners LLC, a private oil and gas partnership focused on the acquisition and exploitation of coalbed methane and other unconventional oil and gas reserves.  Mr. Butler’s pertinent experience, qualifications, attributes and skills include:  financial literacy and extensive managerial experience attained from serving as the president, chairman and chief executive officer of two companies in the oil and gas industry, Trinity Petroleum Management, LLC and ST Oil Company, the knowledge and experience he has attained from service on other company boards, and the knowledge and experience he has attained from his service on the Company’s Board since 2003.

Anthony B. Helfet, is a retired investment banker.  From 1991 through 2001, Mr. Helfet was a managing director of the West Coast operations of Dillon, Read & Co. Inc. and its successor organization, UBS, and also served as a special advisor to UBS.  Mr. Helfet was also Managing Director, Investment Banking, of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989.  Historically, Mr. Helfet has held other positions with Merriman Curhan Ford & Co., Dean Witter Reynolds Inc. and Dillon, Read & Co.  Mr. Helfet also served as a director of Alliance HealthCare Services, Inc. from 2001 to 2009.  Mr. Helfet’s pertinent experience, qualifications, attributes and skills include: financial literacy and expertise, capital markets expertise, and managerial experience gained through his mergers and acquisitions experience and leadership roles with investment banking firms, Merriman Curhan Ford & Co., UBS, Dillon, Read & Co. Inc., Merrill Lynch Capital Markets and Dean Witter Reynolds Inc., the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company’s Board since 2003.

Nelson Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as the managing member of Wynnefield Capital Management, LLC since January 1997.  Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities. Mr. Obus served as a member of the board of directors of Gilman Ciocia, Inc., a company that provides income tax return preparation, accounting and financial planning services from September 2007 to January 2012.  Mr. Obus is also a member of the board of directors of Breeze-Eastern Corporation, a company that designs, develops, manufactures, sells and services sophisticated mission equipment for helicopters.  Mr. Obus' pertinent experience, qualifications, attributes and skills include:  financial literacy and expertise, capital markets expertise and managerial experience gained through his leadership roles and ownership interest in related investment management companies, Wynnefield Capital Management, LLC and Wynnefield Capital, Inc., the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company's Board since 2004.

Robert R. Gilmore is an independent CPA.  From 1997 to May 2006 and from March 2008 to present, Mr. Gilmore has served as an independent financial consultant to a number of companies.  From May 2006 to February 2008, he was CFO of NextAction Corporation, a private company engaged in multi-channel direct marketing using technology-based proprietary lead generation methods for the retail industry.  Since April 2003, Mr. Gilmore has been a Director of Eldorado Gold Corporation, serving as Non-Executive Chairman since December 2009.  Since June 2010, Mr. Gilmore has been a director of Fortuna Silver Mines, Inc.  Mr. Gilmore also served as a Director of Global Med Technologies, Inc. from March 31, 2006, until March 2010.  From July 2007 to March 2009, Mr. Gilmore was also a Director of Frontera Copper Corporation.  Mr. Gilmore was also a Director of Ram Power Corporation from October 2009 until April 2010.  Mr. Gilmore's pertinent experience, qualifications, attributes and skills include:  public accounting and financial reporting expertise (including extensive experience as a certified public accountant), managerial experience attained from serving as the chief financial officer of NextAction Corporation, the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company's Board since 2009.

Rene J. Robichaud has served as President of the Company since September 2011 and as CEO since February 2012. Prior to coming to the Company, Mr. Robichaud served as a consultant to various corporate clients since 2008. Mr. Robichaud served as president and chief executive officer of NS Group, Inc., a publicly traded manufacturer of oil country tubular goods and line pipe, from February of 2000 until the company’s sale in December of 2006. Prior to that, Mr. Robichaud served as president and chief operating officer of NS Group, Inc. from June of 1999 to February of 2000. From 1997 to 1998, Mr. Robichaud served as a managing director and co-head of the Global Metals & Mining Group for Salomon Smith Barney. Mr. Robichaud also served as a director of The Midland Company from 2006 to 2008. Mr. Robichaud’s pertinent experience, qualifications, attributes and skills include: managerial experience he has attained from serving as the president and chief executive officer of the Company, and as the president, chief executive officer and chief operating officer of NS Group, Inc., financial literacy and expertise, capital markets expertise, and managerial expertise gained through his mergers and acquisitions experience and leadership roles with Salomon Smith Barney, and the knowledge and experience he has attained from his service on other public company boards and on the Company’s Board since 2009.

There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company.

Compensation of Directors

For fiscal 2013, each director of the Company who was not also an employee of the Company, except the Chairman of the Board, received an annual retainer of $50,000. The Chairman of the Board received an annual retainer of $75,000 for fiscal 2013. The Chairmen of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee received additional annual retainers of $15,000, $10,000 and $5,000, respectively, for fiscal 2013.  All such retainers were payable in quarterly installments. In addition, each non-employee director received $1,500 for each board meeting he attended either in person or via teleconference and each member of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee received $1,500 for each committee meeting he attended either in person or via teleconference during fiscal 2013.  As an additional component of their compensation packages, all non-employee directors of the Company receive a onetime award of an option to purchase 3,000 shares of the Company's common stock upon becoming a member of the Board. For fiscal 2013, each non-employee director, except the Chairman, also received an annual award of restricted stock or stock options of the Company, or a combination of both, whichever they chose, with a value equal to $50,000 on the date of the award. For fiscal 2013, the Chairman received an annual award of either restricted stock or stock options of the Company or a combination of both, whichever he chose, with a value equal to $75,000 on the date of the award. The annual equity award for fiscal 2013 was made on February 1, 2012. The restricted stock is valued based on the market price of the Company's common stock on the day the stock is issued, vests one year from the date of issuance, and is otherwise subject to all of the terms and conditions of the Company's 2006 Equity Plan, or such other plan under which the restricted stock may be issued. The director options have an exercise price equal to the market price of the common stock on the day they were issued, are 100% vested upon issuance, have a ten-year life and are otherwise subject to all of the terms and conditions of the 2006 Equity Plan or such other plan under which the options may be issued. Directors of the Company who are also employees of the Company receive no compensation for service to the Company as directors.

A director may elect to defer receipt of all or a portion of his cash compensation in accordance with the terms of the Company's Deferred Compensation Plan for Directors.  Under the Company's Deferred Compensation Plan for Directors, non-employee directors of the Company can elect to receive deferred compensation in three forms—a cash credit, a stock credit or a combination of the two.  The value of deferrals made in the form of a stock credit track the value of the Company's common stock.  Deferrals made in the form of a cash credit will accumulate interest at a rate based on the annual yield of the longest term United States Treasury Bond outstanding at the end of the preceding year.  All payments made under the plan will be made in cash.  As of January 31, 2013, Mr. Brown had accumulated the equivalent of 5,934.36 shares of common stock in his stock credit account, Mr. Butler had accumulated the equivalent of 2,939.76 shares of common stock in his stock credit account, Mr. Helfet had accumulated the equivalent of 3,182.25 shares of common stock in his stock credit account, Mr. Obus had accumulated the equivalent of 8,878.10 shares of common stock in his stock credit account, Mr. Gilmore had accumulated the equivalent of 251.80 shares of common stock in his stock credit account, and Mr. Robichaud had accumulated the equivalent of 4,754.77 shares of common stock in his stock credit account.

The following table sets forth the compensation paid to our directors during the fiscal year ended January 31, 2013.  Messrs. Robichaud and Reynolds are our only directors who were also employees of the Company during the fiscal year.  Messrs. Robichaud's and Reynolds' compensation is reported in our Summary Compensation Table.

Fiscal 2013 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
David A.B. Brown	$109,500	—	$74,991	$184,491
J. Samuel Butler	$82,000	$49,978	—	$131,978
Anthony B. Helfet	$91,500	$39,982	$9,996	$141,478
Nelson Obus	$83,000	$9,996	$39,998	$132,994
Robert R. Gilmore	$93,500	$49,978	$—	$143,478

(1)	Includes amounts deferred under the Company's Deferred Compensation Plan for Directors for the accounts of Messrs. Brown, Obus and Gilmore in the amounts of $18,750, $50,000 and $28,500, respectively.

(2)
As of January 31, 2013, the Company had aggregate outstanding unvested restricted stock awards to non-employee directors in the amounts of 2,055, 1,644, 411 and 2,055 shares held by Messrs. Butler, Helfet, Obus and Gilmore, respectively.  The amount reported in this column is equal to the grant date fair value computed in accordance with Accounting Standards Codification ("ASC") Topic 718 for each stock award.

(3)
As of January 31, 2013, the Company had aggregate outstanding option awards to non-employee directors in the amounts of 19,084, 13,030, 9,811, 13,252 and 7,736 options held by Messrs. Brown, Butler, Helfet, Obus and Gilmore, respectively.  The amount reported in this column is equal to the grant date fair value computed in accordance with ASC Topic 718 for each stock award.

Meetings of the Board and Committees

During the fiscal year ended January 31, 2013, the Company's Board of Directors held six meetings.  All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during such fiscal year and during the period which such director served.  It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

The Company has a policy encouraging its directors to attend the Annual Meeting of Stockholders. All directors, except Anthony B. Helfet, attended our 2012 Annual Meeting.

Pursuant to the Company's Bylaws, the Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended, a Nominating & Corporate Governance Committee and a Compensation Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the oversight of (i) the integrity of the Company's financial statements, financial reporting process and internal control system; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm qualifications and independence; (iv) the performance of the Company's internal audit function and its independent auditors and (v) the system of internal controls and disclosure controls and procedures established by management. The Audit Committee is responsible for the appointment of the Company's independent registered public accounting firm and the terms of their engagement, reviewing the Company's policies and procedures with respect to internal auditing, accounting, financial and disclosure controls and reviewing the scope and results of audits and any auditor recommendations. The Audit Committee held six meetings during the fiscal year ended January 31, 2013, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee's area of responsibility. The Amended and Restated Audit Committee Charter is available on the Company's website under the heading "Governance" on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm).  The current members of the Audit Committee are Robert R. Gilmore (Chairperson), Anthony B. Helfet, J. Samuel Butler and Nelson Obus.  All of the members of the Audit Committee are independent within the meaning of SEC Regulations and the NASDAQ listing standards.  The Board has determined that each member of the Audit Committee is qualified as an audit committee financial expert within the meaning of SEC regulations and that all such members are financially literate and have experience in finance or accounting resulting in their financial sophistication within the meaning of the Nasdaq listing standards. The Report of the Audit Committee for fiscal year 2013 appears below.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of independent directors as required by and in compliance with the listing standards of the NASDAQ Stock Market.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The functions of the Audit Committee are set forth in its charter.  One of the Audit Committee’s principle functions is overseeing the Company’s financial reporting process on behalf of the Board of Directors.  Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements.  The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended January 31, 2013, with management and the independent registered accounting firm.  The Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including those matters set forth in PCAOB Rule 3200T.  The independent registered public accounting firm has provided to the Audit Committee the written disclosures under applicable requirements of the PCAOB, and the Audit Committee has discussed with the auditors their independence from the Company.  The Audit Committee has also considered whether the independent registered public accounting firm’s provision of information technology and other non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee has approved the inclusion of the Company’s audited financial statements and Management’s Report on Internal Control Over Financial Reporting in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, which will be filed with the Securities and Exchange Commission.

Respectfully submitted on April 11, 2013, by the members of the Audit Committee of the Board of Directors:

Robert R. Gilmore, Chairman
J. Samuel Butler
Anthony B. Helfet
Nelson Obus

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee (the "Nominating Committee"), in accordance with the process described below under the heading "Selection of Board Nominees," identifies individuals qualified to become members of the Company's Board of Directors, recommends to the Board proposed nominees for Board membership, recommends to the Board directors to serve on each standing committee of the Board and assists the Board in developing and overseeing corporate governance guidelines.  The Nominating Committee's evaluation of director nominees takes into account their ability to contribute to the diversity of age, background and experience represented on the Board, and the Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.  The charter of the Nominating Committee is available on the Company's website under the heading "Governance" on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm).  The Nominating Committee held one meeting during the fiscal year ended January 31, 2013, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee's area of responsibility. The current members of the Nominating Committee are J. Samuel Butler (Chairperson), David A.B. Brown and Robert R. Gilmore.  All of the members of the Nominating Committee are independent within the meaning of SEC regulations and the NASDAQ listing standards.

Compensation Committee

The Compensation Committee establishes annual and long-term performance goals and objectives for the Company's management, evaluates the performance of management and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company's executive officers and the members of the Board of Directors. The Compensation Committee also administers certain of the Company's incentive plans, including the Company's Executive Incentive Compensation Plan.  The charter of the Compensation Committee is available on the Company's website under the heading "Governance" on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm).  The current members of the Compensation Committee are Anthony B. Helfet (Chairperson), David A.B. Brown and Nelson Obus.  All of the members of the Compensation Committee are independent within the meaning of SEC regulations and the NASDAQ listing standards.  The Compensation Committee met five times during the fiscal year ended January 31, 2013, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding compensation issues within the committee's area of responsibility.

Selection of Board Nominees

The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders.  A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary in writing with whatever supporting material the stockholder considers appropriate or that is required by the Company's bylaws relating to stockholder nominations as described below under the heading "Advance Notice Procedures."  The Company's Secretary will forward the information to the members of the Nominating Committee, who will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the proxy rules, the Company's bylaws, the Company's Nominating Committee Charter, the Company's Corporate Governance Guidelines and the director selection procedures established by the Nominating Committee.

Once the Nominating Committee has identified a prospective nominee candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee's own knowledge of the candidate.  This information may be supplemented by inquiries to the person making the recommendation or others.  The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the criteria and qualifications described below.  If the Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, the Nominating Committee then evaluates the prospective nominees against the criteria and qualifications set out in the Company's Corporate Governance Guidelines.  Such criteria and qualifications include:

●	a general understanding of management, marketing, accounting, finance and other elements relevant to the Company's success in today's business environment;
●	an understanding of the principal operational, financial and other plans, strategies and objectives of the Company;
●	an understanding of the results of operations and the financial condition of the Company and its significant business segments for recent periods;
●	an understanding of the relative standing of the Company's significant business segments vis-à-vis competitors;
●	the educational and professional background of the prospective candidate;
●	the prospective nominee's standards of personal and professional integrity;

●	the demonstrated ability and judgment necessary to work effectively with other members of the Board to serve the long-term interests of the stockholders;
●	the extent of the prospective nominee's business or public experience that is relevant and beneficial to the Board and the Company;
●
the prospective nominee's willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings;

●	the prospective nominee's commitment to the long-term growth and profitability of the Company; and
●	the prospective nominee's ability to qualify as an independent director as defined in the Nasdaq listing standards.

However, as determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily dynamic and an evolving process, the Board believes that it is not always in the best interests of the Company or its stockholders to attempt to create an exhaustive list of such qualifications or criteria.  Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and the Company at a particular point in time.

The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition and diversity of age, background and experience of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominees, and if warranted, one or more members of the Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Leadership Structure of the Board

The Company's Corporate Governance Guidelines do not require the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes that an effective board leadership structure can be highly dependent on the experience, skills and personal interaction between persons in leadership roles.  Since 1992, the Company has separated the positions of chairman and chief executive officer.  David A.B. Brown serves as the independent chairman and Rene J. Robichaud serves as the Chief Executive Officer of the Company. The Board believes this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.  The Board also believes that this structure has afforded the Company an effective combination of internal and external experience, continuity and independence that has served the Board and the Company well.

Chief Executive Officer Succession Planning

Assuring that the Company has the appropriate management talent to successfully pursue the Company's strategies is one of the Board's primary responsibilities. To fulfill this responsibility the Board has adopted a policy to assure that the Company has in place an appropriate plan to address succession should the Company's Chief Executive Officer become unexpectedly disabled, Chief Executive Officer succession in the ordinary course of business, and succession for key members of senior management. The Board will annually review the senior executive team's experience, skills, and competencies and will assess which, if any, of the executives possess, or have the ability to develop, attributes the Board believes are necessary to lead and achieve the Company's goals. The Company's succession plan will be reviewed annually by the Board.

Communications with the Board of Directors

The Board of Directors has approved a formal policy for stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual Directors by mailing a letter to the attention of the Board or a specific Director (c/o the General Counsel) at Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205 or by sending a message through the Company's website at http://investor.laynechristensen.com/contactus.cfm.

Upon receipt of a communication for the Board or an individual Director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual Director or Directors, as appropriate. If a communication to an individual Director deals with a matter regarding the Company, the General Counsel will forward the communication to the entire Board, as well as the individual Director. Neither the Board nor a specific Director is required to respond to stockholder communications and when responding shall do so only in compliance with the Company's Corporate Governance Guidelines.

Risk Oversight

The Board considers oversight of the Company's risk management efforts to be a responsibility of the entire Board. The Board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate Committee, in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate members of management to enable the Board (or Committee) to understand the Company's risk identification, risk management, and risk mitigation strategies. When a report is vetted at the Committee level, the chairperson of that Committee subsequently reports on the matter to the full Board. This enables the Board and its Committees to coordinate the Board's risk oversight role. The Board also believes that risk management is an integral part of Layne Christensen's annual strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

Part of the Audit Committee's responsibilities, as set forth in its charter, is to review with corporate management, the independent auditors and the internal auditors, if applicable, any legal matters, risks or exposures that could have a significant impact on the financial statements and the steps management has taken to minimize the Company's exposure.  In this regard, the Company's Internal Audit Director prepares annually a comprehensive risk assessment report and reviews that report with the Audit Committee. This report identifies the material business risks for the Company, and identifies the Company's internal controls that respond to and mitigate those risks. The Company's management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee regularly reports to the full Board.

Risk Assessment of Compensation Policies

In March 2013, the Company conducted a risk assessment of its compensation policies and practices.  The Company's compensation policies and practices were evaluated to ensure that they do not foster risk-taking above the level of risk associated with the Company's business model.  The Company considered the design and operation of its compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, and evaluated the relationship between the Company's risk management and these arrangements.  The results of the assessment were then reported to the Compensation Committee.  Based on this assessment, the Compensation Committee concluded that the Company has a balanced pay and performance program that does not encourage unnecessary or excessive risk-taking and that any risks arising from the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Other Corporate Governance Matters

All of the members of the Board are independent within the meaning of SEC regulations and the Nasdaq listing standards, with the exception of Rene J. Robichaud and Jeffrey J. Reynolds.  Mr. Robichaud is considered an inside director because of his employment as an executive of the Company.  Mr. Reynolds, who has not been nominated for re-election at the Annual Meeting, is also considered an inside director because of his employment as an executive of the Company until December 31, 2012.

Transactions with Management/Related-Party Transactions

The Company considers any transaction that would require disclosure under Item 404(a) of Regulation S-K to be a related-party transaction.  To date, the Company has not adopted a formal written policy with respect to related-party transactions.  However, the Company’s Audit Committee must review and approve all related-party transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company was not a party to any transactions with any directors or executive officers of the Company during the last fiscal year requiring disclosure under the regulations of the Securities and Exchange Commission, except for the sale of a 1985 Beech Bonanza A36 aircraft owned by the Company to Jeffrey J. Reynolds, a director and executive officer of the Company, in December of 2012. The Company no longer had a need for the aircraft and received an offer from an aircraft dealer to purchase the aircraft for $175,500. Mr. Reynolds offered to pay the same amount for the aircraft that the aircraft dealer had offered. The Audit Committee reviewed the related-party transaction and approved the sale of the aircraft to Mr. Reynolds for $175,500.

The Company has a Code of Business Conduct and Ethics that applies to all directors and employees of the Company, including the chief executive officer, chief financial officer and controller.  The Code of Business Conduct and Ethics is available free of charge on the Company's website under the heading "Governance" on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm).

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our Executives for 2013 (as set forth in the Summary Compensation Table below) should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Our compensation program for our Chief Executive Officer, Chief Financial Officer, our former Chief Operating Officer (who resigned effective December 31, 2012), and the three other most highly compensated executive officers as of the end of fiscal year 2013 (which we refer to collectively as our "Executives") is designed to attract and retain top-quality executives, tie annual and long-term equity incentives to achievement of measurable corporate, business unit and individual performance objectives, and align the executives' incentives with stockholder value creation.  To achieve these objectives, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive compensation plan and our long-term equity incentive plan, payable through stock-based awards, which expose executives to the risks of declining stock prices and provide an incentive for them to maximize stockholder value.

Our Compensation Committee (the "Committee") is responsible for establishing and overseeing the administration of annual and long-term performance goals for our Executives, as well as setting the overall compensation philosophy for the Company, subject to approval by the Board.

During the first quarter of fiscal 2013, stock-based awards were granted to the Executives taking into account the recommendations of the Committee’s prior independent compensation consultants, the general economic environment that existed at that time and the Company’s forecasted performance for fiscal 2013.  The Committee set the incentive compensation targets for fiscal 2013 at the same time based on the same factors. For fiscal 2013 and prior years, the vesting of the Executives' stock-based awards has been tied to the Company's Return on Net Assets ("RONA") exceeding a target amount for the three year period following the grant date.  The Company currently does not expect any of the performance-based stock awards granted during fiscal 2011 or fiscal 2012 to vest.

Mr. Purlee, who is president of our Inliner Division, which is part of our Water Infrastructure Group, received an annual incentive payment for fiscal 2013 in an amount equal to 120% of his base salary for fiscal 2013 based on the achievement above the targeted Adjusted EBIT for the Inliner Division of $8,118,000.  Based on the strong individual performance of Mr. Penzhorn, the Committee recommended for Board approval payment of a discretionary bonus to Mr. Penzhorn for fiscal 2013 in an amount equal to 38% of his base salary for fiscal 2013, even though his division did not achieve the minimum threshold for an award under our annual incentive compensation plan. The target goals for our other Executives were based on our overall company performance, which also did not exceed the minimum threshold for an award under our annual incentive compensation plan.  However, the Committee recommended, and the Board approved, the payment of a discretionary bonus to Messrs. Robichaud, Reynolds, Fanska, and Crooke in an amount ranging between 10% and 5% of their base salaries due to their individual contributions and overall support of the Company’s One Layne strategy.  See "Compensation Components—Annual Incentives—Awards for Fiscal 2013".

The remainder of this Compensation Discussion and Analysis addresses the following topics in greater detail:

●	the objectives of our compensation program;
●	the role others play in designing and implementing our compensation program, including compensation consultants, peer groups and our Chief Executive Officer;
●
the components of compensation for our Executives, including the determination of base salaries, annual bonuses under our annual incentive compensation plan and equity grants under our long-term equity incentive plan; and

●	the manner in which the Company addresses Internal Revenue Code limits on deductibility of compensation.

The compensation tables appear immediately following this Compensation Discussion and Analysis.

Objectives of Our Compensation Program

The objectives of our executive compensation program are:

●	to attract and retain top-quality executives;
●	to tie annual and long-term equity incentives to achievement of measurable corporate, business unit and individual performance objectives; and
●	to align the Executives' incentives with stockholder value creation.

To achieve these objectives, the Committee implements and maintains compensation plans that tie a significant portion of the Executives' overall compensation to our financial performance. The Committee generally believes that the Company's total target compensation program should be set at, or near, the 50th percentile of competitive general industry companies.

Role of Compensation Consultants

To assist in carrying out its responsibilities, the Committee has retained consultants to provide independent advice on executive compensation and to perform specific tasks as requested by the Committee. The consultants reported directly to the Committee. The Committee reviews and assesses the independence and performance of any consultant then engaged on an annual basis in order to confirm that the consultant is independent and meets all applicable regulatory requirements.

The Committee engaged the compensation consulting firm of Towers Perrin in 2007 and 2008 to perform a competitive review of base salary and other components of executive compensation and to assist in the design of the Company's annual incentive plan. The recommendations of Towers Perrin are still reflected, to a degree, in the Company's compensation program. For fiscal 2012, the Committee engaged the compensation consulting firm of Pay Governance to (i) perform a competitive review and analysis of executive officer base salary and other components of the Company's compensation program, relative to survey market data and the Company's identified peer group, (ii) advise the Committee with respect to evaluating whether any changes should be made to the Company's identified peer group and (iii) advise the Committee on its annual incentive plan design.  Pay Governance did not provide any services to us for fiscal year 2013.  However, the fiscal year 2012 recommendations of Pay Governance are reflected in the Company's fiscal year 2013 compensation program.

In fiscal 2013, the Committee engaged the compensation consulting firm of Frederic W. Cook & Co. to conduct a review of the Company's compensation program and to consider changes to the compensation program for fiscal 2014.  However, the recommendations of Frederic W. Cook & Co. are not reflected in the 2013 compensation program.  In addition, the Committee retained Frederic W. Cook & Co. on a limited basis to provide advice to the Company with respect to its amendment to increase the number of shares available for issuance under the Company’s 2006 Equity Incentive Plan, which was approved by the Company’s shareholders at its Annual Meeting in 2012.

Role of the Peer Group

As part of Pay Governance's fiscal year 2012 engagement, the consultant recommended that the Company significantly revise its peer group for fiscal year 2012.  Pay Governance noted that selecting a peer group for the Company was complicated by the fact that there were a limited number of companies that provided a similar mix of services. In selecting its peer group, Pay Governance recommended that the Committee select companies based on similar industry classifications, organizational scope and size, financial metrics and comparable business operations.  The new peer group has less of an emphasis on oil and gas exploration and production than the prior peer group.

The peer group recommended by Pay Governance and approved by the Committee in fiscal year 2012 consisted of the 20 peer companies listed below. The Committee believes the peer group data provided additional insights regarding competitive pay data and pay mix. There were no changes to the peer group in fiscal year 2013. The peer group companies are:

Calgon Carbon Corporation	Team Inc.
Granite Construction Incorporated	Tetra Tech Inc.
Insituform Technologies Inc.	Watts Water Technologies, Inc.
MasTec, Inc.	Helmerich & Payne Inc.
Michael Baker Corporation	Patterson-UTI Energy Inc.
MYR Group, Inc.	Unit Corp.
Primoris Services Corporation	Wilbros Group Inc.
Sterling Construction Co. Inc.	Aqua America Inc.
Martin Marietta Materials, Inc.	California Water Service Group
Amcol International Corp.	Compass Minerals International, Inc.

Role of Executive Officers

In late fiscal 2012, our CEO, Mr. Robichaud, submitted written compensation recommendations to the Committee for each of the Executives (other than himself). Based on the general business climate and outlook for the Company, Mr. Robichaud recommended that the Company make only modest salary increases for Executives based on their performance in fiscal year 2012.  In addition, Mr. Robichaud recommended to the Committee additional subjective performance criteria for himself and each of the other Executives to be taken into account when deciding the actual cash incentive awards and the long-term equity incentive grants to be paid to each such Executive.

Mr. Robichaud also advised the Committee that the Company's past performance target for performance-contingent restricted stock awards of a three-year average annual RONA of 10% did not appear to be attainable based on the Company's recent performance and as a result did not serve its intended purpose of providing a satisfactory incentive to management.  Mr. Robichaud recommended that the Committee re-evaluate the RONA target used in connection with the Company's performance-contingent restricted stock awards.  Based on Mr. Robichaud's recommendation, the Committee recommended, and the Board approved, setting the average annual RONA target for the three years ending January 31, 2015, applied to the shares granted in February 2012, at 8%.

Mr. Robichaud regularly attended meetings of the Committee during fiscal year 2013, but was not a member of the Committee and did not vote on Committee matters. Mr. Robichaud, however, was not present for certain portions of Committee meetings, such as when the Committee held executive sessions or discussed CEO compensation.

Compensation Components

Our compensation program consists of the following components:

Base Salary. The Committee recommends, and the Board approves, a base salary for each Executive based on the Executive's scope of responsibilities, taking into account competitive market compensation paid by other companies for similar positions. The Committee annually reviews base salaries, and recommends adjustments from time to time to realign our salaries with market levels after taking into account individual performance, responsibilities, experience, autonomy, strategic perspectives and marketability, as well as the recommendation of the chief executive officer.  The Committee negotiated a base salary in connection with Mr. Robichaud becoming an Executive in fiscal 2012, which was initially set at 90% of the base salary paid to our former CEO, and was later adjusted in fiscal 2013 to approximate the final base salary of the former CEO.

Generally, the Committee believes that Executive base salaries should be targeted at, or near, the 50th percentile for executives at competitive general industry companies in similar positions and with similar responsibilities. Because of the challenging economic conditions and the outlook for the Company in early fiscal 2013, the Committee, with input from Mr. Robichaud (for Executives other than himself), recommended to the Board that fiscal 2012 base salaries of the Executives be increased only modestly. The Board approved the Committee's recommendations with respect to the Executive's salaries for fiscal 2013. The table below sets forth the Executives annual base salaries for fiscal years 2012 and 2013.

Executive	Fiscal 2012	Fiscal 2013
Rene J. Robichaud, President	$558,000	$613,800
Jerry W. Fanska, Senior Vice President—Finance	$375,000	$386,250
Jeffrey J. Reynolds, Former Executive Vice President and Chief Operating Officer1	$375,000	$386,250
Steven F. Crooke, Senior Vice President—General Counsel	$345,000	$362,250
Larry Purlee, President—President—Inliner Division	$250,000	$257,500
Gernot E. Penzhorn, Senior Vice President of Operations—International2	$250,000	$262,500

1 Jeffrey J. Reynolds resigned from his position as the Executive Vice President and Chief Operating Officer of the Company on December 31, 2012.

2 Gernot E. Penzhorn served as the President of the Mineral Exploration Division of the Company until January 1, 2013, at which time he was promoted to Senior Vice President of Operations—International, and his salary was increased to $300,000 per year.

Annual Incentive Plan.

Targets for Fiscal 2013

Our Executive Incentive Compensation Plan is intended to provide additional incentives for Executives to promote the best interests and profitable operation of the Company. All of the Executives participated in the Executive Incentive Compensation Plan in fiscal 2013.

The Committee believes, based on competitive market information provided by Pay Governance, that the award determination method under the Executive Incentive Compensation Plan should provide increases in bonus compensation (expressed as a percentage of base salary) if the Executives exceed established targets and decreases in bonus compensation if the Executives fail to meet established targets. In setting the fiscal 2013 targets, the Committee considered information in the Company’s business plans and preliminary recommendations from Mr. Robichaud. For each of Messrs. Robichaud, Reynolds, Fanska and Crooke, the Committee based the annual incentive on the achievement of targeted Company consolidated earnings before interest and taxes (“Adjusted EBIT”) of $85,950,000. For Mr. Penzhorn, who was president of the Mineral Exploration Division, the Committee based the annual incentive on the achievement of targeted Adjusted EBIT for the Mineral Exploration Division of $59,519,000. For Mr. Purlee, who is president of the Inliner Division, the Committee based the annual incentive on the achievement of targeted Adjusted EBIT for the Inliner Division of $8,118,000.

If Mr. Robichaud achieved 100% of his target goal, his incentive award under the plan would be 100% of his base salary. If Mr. Robichaud achieved more than 100% of his target goal, then for each 1% increase above the target, Mr. Robichaud's base salary percentage would be increased by 5% but his base salary percentage cannot be increased by more than 100%. If Mr. Robichaud achieved less than 100% of his target goal, then for each 1% decrease below the target, the 100% base salary percentage would be decreased by 2.5%, but if Mr. Robichaud achieved 80% or less of the target, his base salary percentage would be zero.

For each Executive other than Mr. Robichaud, if he achieved 100% of his target goals, his incentive award under the plan would be 60% of his base salary. If he achieved more than 100% of his target goals, then for each 1% increase above the target goals, the Executive’s base salary percentage would be increased by 5%, but such base salary percentage cannot be increased by more than 100%. If such Executive achieved less than 100% of his target goals, then for each 1% decrease below the targets, the 60% base salary percentage would be decreased by 2.5%; provided, however that if the Executive achieved 80% or less of the targets, his base salary percentage would be zero.

Notwithstanding the foregoing, the amount of the incentive compensation award for fiscal 2013 for each Executive under the Executive Incentive Compensation Plan could have been increased or decreased in the sole discretion of the Committee (acting on behalf of the Board) by an amount not greater than 50% of the incentive compensation award. The Committee adopted the subjective performance criteria for each of the Executives recommended by Mr. Robichaud.  The subjective performance criteria for the Executives recommended by Mr. Robichaud were related to the achievement of various goals set forth in the business plan for each Executive’s respective corporate function or division.  In making decisions whether to increase or decrease an incentive compensation award for an individual Executive, the Committee took into account the Executive’s performance relative to their subjective performance criteria.

Incentive compensation awards may be paid in the form of cash, common stock or a combination of both, in the discretion of the Committee (acting on behalf of the Board), and are based on an Executive's performance during the fiscal year as compared to the targets, although Executives may choose to defer all or a portion of their incentive compensation awards under this plan. This deferral option is separate from deferrals that may be made under the Company's Key Management Deferred Compensation Plan described below. If an Executive elects to defer such an award under this plan, the Executive will not be entitled to receive his or her deferred amount for six months after separation from service.

If an Executive’s employment with the Company terminates, the Executive will not be entitled to an incentive compensation award for that fiscal year, unless such termination is by the Company without cause or because of the Executive's retirement, disability or death. In such event, the Executive shall be entitled to an incentive compensation award, prorated as of the date of termination.  As discussed under "Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability—Severance Agreements", as a result of the Company's announced relocation of its corporate headquarters to the Houston, Texas metropolitan area, Mr. Reynolds’ resignation, effective December 31, 2012, was for "Good Reason" under his severance agreement with the Company and resulted in him being entitled to a prorated incentive compensation award for fiscal year 2013.

Awards for Fiscal 2013

In March of 2013, the Committee discussed fiscal 2013 awards under the Executive Incentive Compensation Plan.  Based upon the performance of the Inliner Division, which achieved over 120% of its Adjusted EBIT target for the fiscal year, the Committee recommended and the Board approved an incentive compensation payment under the Executive Incentive Compensation Plan for Mr. Purlee, the President of the Inliner Division, consistent with the terms of the plan (that is, at the maximum level).  Although the Mineral Exploration Division did not achieve the minimum threshold for an award to Mr. Penzhorn under the Executive Incentive Compensation Plan, the Committee recommended and the Board approved the payment of a discretionary bonus to Mr. Penzhorn in an amount equal to 38% of his base salary to recognize his strong individual performance considering a significant downturn in the global mineral exploration market that was not anticipated the time the Adjusted EBIT target for his division was set.  The target for the other Executives to receive an award under the Executive Incentive Compensation Plan was based on an Adjusted EBIT target for the entire Company, as explained above.  The Company also did not exceed the minimum threshold for an award to the other Executives under the Executive Incentive Compensation Plan.  However, the Committee recommended and the Board approved the payment of discretionary bonuses to Messrs. Robichaud, Reynolds, Fanska and Crooke in the amount of 10%, 5%, 6% and 6% of their base salaries, respectively.  These discretionary bonuses were paid to recognize the individual contributions of each Executive and their overall support of the Company’s One Layne strategy, which includes the relocation of the Company’s corporate headquarters to the Houston, Texas area.

The Board approved the Committee’s recommended bonus payments for fiscal 2013 on March 21, 2013, and the Executives received the following amounts in cash (except for Mr. Penzhorn, who deferred a portion of his bonus, as explained in footnote (3) to the Summary Compensation Table on page 20 below):

Executive	Total Bonus Award
Rene J. Robichaud	$61,380
Jerry W. Fanska	$23,175
Jeffrey J. Reynolds	$21,207
Steven F. Crooke	$21,735
Larry Purlee	$309,000
Gernot E. Penzhorn	$100,000

Equity Compensation.  The Committee believes that aligning the interests of stockholders and its Executives is achieved through ownership of stock-based awards, such as stock options and restricted stock, which exposes Executives to the risks of declining stock prices and provides an incentive for Executives to maximize stockholder value.

2006 Equity Incentive Plan

Awards under the Company's 2006 Equity Plan are designed to encourage Executives to acquire a proprietary and vested interest in the growth and performance of the Company, as well as to assist the Company in attracting and retaining Executives by providing them with the opportunity to participate in the success and profitability of the Company. The 2006 Equity Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.

Fiscal 2013 Incentive Grants under 2006 Equity Plan

In fiscal 2008, Towers Perrin recommended to the Committee that the Company adopt a framework to make equity grants on an annual basis to certain key employees. The Committee would grant awards in amounts initially established (but subject to the Committee's discretion to modify) on objective long-term incentive plan targets with 50% of the total long-term incentive target level of award made in stock options and 50% of the total long-term incentive level of award made in performance-contingent restricted stock.

Towers Perrin recommended that the stock options vest ratably over three years, while the performance-contingent restricted stock have a three-year cliff vesting if the Executives achieve certain pre-established performance metrics. Towers Perrin also recommended that the performance metrics be tied to the achievement of a corporate return on net assets ("RONA") threshold recommended by the Committee and approved by the Board based on average RONA over the entire three-year period beginning on February 1 of the year the performance-contingent restricted stock is granted.

Stock Options. The Committee recommended, and the Board approved, grants of nonqualified stock options under the 2006 Equity Plan to the following Executives for the purchase of that number of shares of Company common stock determined by dividing the Option Long-Term Incentive Amount set forth in the table below by the value of such option determined by the Company's option pricing model as of February 1, 2012 (the date of grant).

Name of Executive	Option Long-Term Incentive Amount
Rene J. Robichaud	$ 600,000
Jerry W. Fanska	$ 231,750
Jeffrey J. Reynolds	$ 231,750
Steven F. Crooke	$ 190,200
Larry Purlee	$ 77,250
Gernot E. Penzhorn	$ 78,750

The Committee recommended, and the Board approved, an exercise price for such options in an amount equal to the Fair Market Value (as defined in the 2006 Equity Plan) of the Company's common stock as of the date of grant, with vesting to occur over a period of three years from the date of grant. The nonqualified stock options granted under the 2006 Equity Plan expire ten years from the date of grant. If the Executive's employment is terminated for cause, the option will be forfeited as of the time of the Executive's removal. If the Executive resigns or is terminated by the Company without cause, the Executive may exercise vested options for a period of 30 days following his or her termination. If the Executive dies or is disabled, the option may be exercised for a period of 90 days following termination of employment. Upon an Executive's qualified retirement (defined as a termination of all employment after age 60 and after having accrued at least five years of service with the Company), all unvested stock options would become exercisable and would continue to be exercisable until the earlier of the third anniversary of the Executive's retirement or the expiration of the option's original term.  In general, all unvested stock options will immediately vest upon the occurrence of a "change in control", as defined in the 2006 Equity Plan.  The provisions of the stock option agreements may be modified by the Severance Agreement with each Executive. See "Executive Compensation and Other Arrangements—Potential Payments Upon Change of Control, Retirement, Death or Disability—Severance Agreements" below.

Performance-Contingent Restricted Shares.  The Committee also recommended, and the Board approved, grants of performance-contingent restricted shares of Company common stock determined by dividing the Restricted Stock Incentive Amount set forth opposite the respective Executive's name by the closing stock price as of February 1, 2012 (the date of grant).

Name of Executive	Restricted Stock Incentive Amount
Rene J. Robichaud	$ 600,000
Jerry W. Fanska	$ 231,750
Jeffrey J. Reynolds	$ 231,750
Steven F. Crooke	$ 190,200
Larry Purlee	$ 77,250
Gernot E. Penzhorn	$ 78,750

The restricted shares will vest as follows. If the Company's average annual Return on Net Assets (“RONA”) for the period commencing on February 1, 2012, and ending on January 31, 2015 equals 8% (the “RONA Target”), then 100% of the shares shall vest. If more than 100% of the RONA Target is achieved, then for each 4% increase above the RONA Target, the percentage of shares vesting shall be increased by 10% but in no event shall the percentage of shares vesting exceed 150%. If less than 100% of the RONA Target is achieved, then for each 10% decrease below the RONA Target, the percentage of shares vesting shall be decreased by 10% but if the RONA Target achieved is less than 6.4%, no shares shall vest.

If the Executive's employment is terminated due to the Executive's death or disability, all unvested options will immediately vest.  Upon an Executive's qualified retirement (defined as a termination of all employment after age 60 and after having accrued at least five years of service with the Company), the Executive will receive a pro-rata portion of the restricted stock (depending on the time of his or her retirement) if the requisite performance metrics are satisfied. In all other cases, any unvested shares are forfeited upon termination of employment. In general, all unvested shares of restricted stock will immediately vest upon the occurrence of a "change in control", as defined in the 2006 Equity Plan.  The provisions of the restricted stock agreements may be modified by the Severance Agreement with each Executive. See "Executive Compensation and Other Arrangements—Potential Payments Upon Change of Control, Retirement, Death or Disability—Severance Agreements" below.

Additional Equity Grants to Penzhorn

In anticipation of the closing of a proposed acquisition, the Company re-located Mr. Penzhorn and his family overseas and contemplated significantly expanding his duties and responsibilities.  As a result, the Committee recommended, and the Board approved, a grant of additional nonqualified stock options under the 2006 Equity Plan to Mr. Penzhorn for the purchase of that number of shares of Company common stock determined by dividing $500,000 by the value of such option determined by the Company's option pricing model as of April 10, 2012 (the date of grant).  The Committee recommended, and the Board approved, an exercise price for such options in an amount equal to the Fair Market Value (as defined in the 2006 Equity Plan) of the Company's common stock as of the date of grant, with vesting to occur subject to the closing of the proposed acquisition and over a period of three years from the date of grant. The other terms of the options are similar to those discussed above under "— Fiscal 2013 Incentive Grants under 2006 Equity Plan."  The acquisition did not close, and the stock options were forfeited.

In recognition of the significant efforts of Mr. Penzhorn in connection with the proposed acquisition (including the temporary re-location of his family overseas), the Committee recommended, and the Board approved, a grant of additional nonqualified stock options under the 2006 Equity Plan to Mr. Penzhorn for the purchase of that number of shares of Company common stock determined by dividing $100,000 by the value of such option determined by the Company's option pricing model as of August 29, 2012 (the date of grant).  The Committee recommended, and the Board approved, an exercise price for such options in an amount equal to the Fair Market Value (as defined in the 2006 Equity Plan) of the Company's common stock as of the date of grant, with vesting to occur over a period of three years from the date of grant. The other terms of the options are similar to those discussed above under "— Fiscal 2013 Incentive Grants under 2006 Equity Plan."

Benefits. Our Executives who meet minimum service requirements are entitled to receive medical, dental, life and short-term and long-term disability insurance benefits and may participate in a capital accumulation plan, as described below. Such benefits are provided equally to all Company employees, other than where benefits are provided pro-rata based on the respective Executive's salary (such as the level of disability insurance coverage).

Capital Accumulation Plan. The Company has adopted a capital accumulation plan (the "Capital Accumulation Plan"). Each of the Company's executive officers, including the Executives, and substantially all other employees of the Company are eligible to participate in the Capital Accumulation Plan. The Capital Accumulation Plan is a defined contribution plan qualified under Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the "Code"). The Capital Accumulation Plan provides for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plan is determined by the Board of Directors in its discretion. Each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plan participates in the Company's matching contribution program pursuant to a formula as designated by the Board of Directors. Currently, the Company makes a matching contribution that is equal to 100% of a participant's salary deferrals that do not exceed 3% of the participant's compensation plus 50% of a participant's salary deferrals between 3% and 5% of the participant's compensation. This form of matching contribution qualifies as what is known as a "safe harbor" matching contribution under the Employee Retirement Income Security Act of 1974. In addition, each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plan in the proportion his or her eligible compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plan. At the option of the Board of Directors, all or any portion of Company contributions to this plan may be made in the Company's common stock. Furthermore, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which cannot exceed $17,000 for participants who are 49 or younger, or $22,500 for participants who are 50 or older, for the calendar year 2012) under the Capital Accumulation Plan. A participant's account will be placed in a trust and invested at the participant's direction in any one or more of a number of available investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 2013, total Company contributions under the Capital Accumulation Plan of $7,432, $10,035, $9,318, $10,053, $10,038 and $10,088 accrued for the accounts of Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively.

Deferred Compensation. The Company's Key Management Deferred Compensation Plan was designed to provide additional retirement benefits and income tax deferral opportunities for a select group of management and highly compensated employees. The plan allows such key executives, including the Executives, to defer the receipt of up to 50% of base salary and 100% of performance-based awards. The Company matches contributions to this plan in an amount determined annually by the Committee, generally based on recommendations from Company management. Currently, the matching contribution is 100% of deferrals up to $5,000. In addition, the Company may make contributions on a discretionary basis. Company contributions to the plan are subject to a five-year vesting schedule, with 50% of all such contributions becoming vested after three years of completed plan participation and 100% of all such contributions becoming vested after five years of completed plan participation or upon a participant turning 60 years of age. However, Company contributions become fully vested if a participant is involuntarily terminated by the Company within one year after a change of control of the Company. If a plan participant is not employed by the Company as of the last day of the plan year other than by reason of his or her retirement, death or disability, the Company contributions, if any, for such plan year shall be zero. In the event of an Executive's retirement, disability or death, he or she shall be credited with the Company contribution, if any, for such plan year.

The deferred compensation plan is a nonqualified and unfunded plan, and participants have only an unsecured promise from the Company to pay the amounts when they become due from the general assets of the Company. The Committee offers this benefit to provide Executives with an opportunity to save, on a tax deferred basis, amounts in addition to what they can save under the Company's qualified retirement plans for retirement or future dates. The Committee believes this plan is important as a retention and recruitment tool because most of the companies with which the Company competes for executive talent provide a deferral plan for their executives.

Perquisites. The Company believes its executive compensation program described above is generally sufficient for attracting talented executives and that providing other significant perquisites is generally neither necessary nor in the stockholders' best interests. However, in connection with the retention of Mr. Robichaud, the Company agreed to reimburse Mr. Robichaud for temporary housing for up to one year and for weekly commuting expenses between Kansas City and Cincinnati during such period for either him or his spouse, which in connection with the relocation of the Company's headquarters to the Houston metropolitan area, has been extended until such time as Mr. Robichaud moves to Houston.  Except for these items, none of the Executives received any perquisites that have a value in the aggregate in excess of $10,000 during the fiscal year ended January 31, 2013.

Adjustments to Compensation Plan

The Company has no formal policy on recapturing salary or incentive awards (equity or cash) granted to an Executive, in the event that the Company were to have to restate its financial statements (whether arising from conduct or actions of the Executive, or otherwise). However, the discretion retained by the Committee to make adjustments in all types of compensation, permits it to decrease an Executive's compensation under such circumstances if such compensation has not already been paid or become final. The Company intends to adopt a compensation claw-back policy after the Securities and Exchange Commission adopts final rules related to compensation claw backs pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.  To date, the Company has never been required to restate its financial statements.

Tax and Accounting Treatment of Compensation

Deductibility of Compensation. The Committee has taken, and it intends to continue to take, reasonable steps necessary to assure the Company's ability to deduct for federal tax purposes compensation provided to senior executives. However, such steps may not always be practical or consistent with the Committee’s compensation objectives. Given that the earnings limit for deductibility has remained fixed since 1993, and the value of some compensation elements cannot be determined until year-end, there are circumstances in which some executive compensation may not meet tax deductibility requirements. The Company can deduct all of the compensation shown in the Summary Compensation Table for fiscal 2013, excluding the value of equity-based awards which are subject to taxation in a later period.

Nonqualified Deferred Compensation. Certain of the Company's nonqualified compensation and benefits arrangements, incentive programs and corporate practices (such as severance, relocation and expense reimbursements) are considered nonqualified deferred compensation and subject to IRC Section 409A and the related regulations. In general, Code Section 409A restricts the timing and manner of payment (as well as the timing of participant elections) under these types of taxable compensation programs. The Company has amended these arrangements, programs and practices to cause them to be in compliance with the statutory and regulatory provisions. The changes have no financial impact on the Company, nor do they have any material impact on the way in which it compensates the Executives.

Accounting for Stock-Based Compensation. The Company accounts for stock-based compensation in accordance with the requirements of ASC Topic 718, which requires the Company to expense the estimated value of certain stock-based compensation.

Stock Ownership Guidelines and Hedging Policies

The Board has not adopted stock ownership guidelines for executive officers or a policy with respect to hedging the economic risks of stock ownership.

Advisory Vote on Executive Compensation

The Company conducts an advisory vote on executive compensation each year at its annual meeting.  While the votes are not binding on the Company, its Board, or the Committee, the Committee believes that an annual advisory vote on executive compensation offers stockholders the opportunity to express their views regarding the Company's compensation program and the Committee's decisions on executive compensation.  The Board and the Committee value the opinions of stockholders and each year the Committee considers stockholders' concerns and evaluates whether any actions are necessary to address those concerns.

At last year's annual meeting, a majority of the votes cast on the advisory vote on executive compensation were voted in favor of the Company's named executive officer compensation as disclosed in the proxy statement. However, the number of votes cast in favor of the named executive officer compensation significantly decreased last year as compared to the prior year.  The Committee believes that the shareholders who did not vote in favor of the proposal at last year's annual meeting were likely to have relied to a significant degree on the negative vote recommendation by the proxy advisory firm Institutional Shareholder Services (ISS), which negative recommendation was largely related to the retirement package for the Company's former CEO who retired at the end of the Company's 2012 fiscal year.  Furthermore, following the decrease in affirmative votes, the Company contacted several of its large institutional shareholders to discuss any concerns they may have had regarding the Company’s executive compensation. Out of the shareholders contacted, only one indicated any specific concerns regarding the Company’s executive compensation. That shareholder’s concern was focused on the total compensation paid to the Named Executive Officers compared to the Company’s operating income over the last few years.  After review, the Committee noted that, per SEC regulations, the Summary Compensation Table includes the grant date fair value of the equity awards to the Named Executive Officers, not the actual value received by such executives.  As previously explained in this Compensation Discussion and Analysis and elsewhere throughout this Proxy Statement, based on the Company’s recent performance and stock price, many of these stock awards are not currently expected to vest, and most of the option awards are currently below their respective strike price.

Although the Committee had already retained Frederic W. Cook & Co. to conduct a thorough review of the Company's compensation program for fiscal 2014 prior to last year's annual meeting, in light of the decrease in affirmative votes, the Committee focused on improving the link between pay and performance in re-evaluating the Company's executive compensation program.  As a result of that review, in early 2013, the Committee recommended, and the Board approved, the adoption of two new executive incentive plans to replace its prior plans: the Layne Christensen Company Executive Short-Term Incentive Plan (the "STI Plan") and the Layne Christensen Company Long-Term Incentive Plan (the "LTI Plan").

The STI Plan is a cash compensation incentive plan designed to annually reward and incentivize participants for their performance and contributions to the Company's overall financial and operational performance. Pursuant to the STI Plan, participants may receive cash awards based on the extent to which specified primary and secondary performance goals are met during a one-year performance period. For each annual performance period, the Compensation Committee will establish the primary and secondary goals based on the CEO's recommendations (with the exception of the goals that relate to the CEO, for which the CEO will not provide recommendations), subject to the Board's approval. The primary goals will relate to corporate level and division level performance, and the secondary goals will relate to corporate level, division level and individual level performance. All primary corporate, division, and individual level goals are based upon the achievement of a performance goal tied to the Company's or the division's RONA.

Under the LTI Plan, the Board will establish an annual equity pool (the “LTI Pool”) within the first 90 days of each fiscal year. The equity awards issued from the LTI Pool relate to the Company’s common stock and will be made pursuant to the Company’s 2006 Equity Plan, or any successor or other Company shareholder-approved equity plan. The size of the LTI Pool in any year will generally be limited to 1% of the average market capitalization of the Company during the 30-day period ending on January 31st of the award year. Within the limits of the LTI Pool, the Board will make awards to participants based on recommendations made by the Compensation Committee.

A participant’s award from the LTI Pool (i.e., the participant’s “LTI Target Opportunity”) will be a percentage of the participant’s current base salary, which percentage will vary depending on the participant’s position in the Company. The percentages range from 200% of base salary for the Company’s CEO to 30% of base salary for the Company’s corporate vice-presidents.  A percentage of each participant’s LTI Target Opportunity, as determined by the Committee, will be granted in the form of time-vested stock options, time-vested restricted stock units (“RSUs”) and performance shares. The percentages for the time-vested options, time-vested RSUs and performance shares are generally expected to be 40%, 10% and 50%, respectively, of each participant’s LTI Target Opportunity. However, the Committee has sole discretion to increase or decrease these percentages recognizing that circumstances surrounding annual LTI grants will change from year to year.

Each time-vested stock option grant will vest ratably over a three year period. The number of shares subject to the option will be based on the fair value of an option to acquire the Company’s stock on the grant date. Each RSU grant will vest and be payable on the fifth anniversary of each such award’s grant date, or, if earlier, upon the participant’s retirement from the Company, which can occur only if the participant is age 60 and has been employed with the Company for at least five years. The number of shares subject to the RSU award will be based on the fair market value of a share of the Company’s common stock on the grant date. The participant is required to hold and not sell any shares issued in connection with the settlement of the vested RSU until his/her separation from the Company. Each performance share grant will vest and be payable based on the level of achievement of one or more performance goals, as established for that year. The number of performance shares covered by the award will be determined based on the value of a performance share award (as determined by the Board or Compensation Committee) on the grant date.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement beginning at page 10.

Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company's 2013 Annual Meeting of Stockholders and be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Anthony B. Helfet, Chairman
David A.B. Brown
Nelson Obus

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the preceding section. During the most recent fiscal year, no Layne Christensen executive officer served as a (i) member of the compensation committee (or equivalent), or the board of directors, of another entity, one of whose executive officers served on the Company's Compensation Committee or (ii) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served as a director of the Company.

Executive Compensation and Other Information

Executive Compensation

The following table sets forth for the fiscal years ended January 31, 2013, 2012 and 2011, respectively, the compensation of the Company's chief executive officer, chief financial officer and of each of the Company's three other most highly compensated executive officers whose remuneration for the fiscal year ended January 31, 2013, exceeded $100,000 for services to the Company and its subsidiaries in all capacities (collectively, the "Named Executive Officers"), together with one additional individual who would have met the definition of a Named Executive Officer, except for the fact that he was not serving as an executive officer of the Company at the end of the Company’s fiscal year:

Summary Compensation Table

							Change in
						Non-Equity	Pension
						Incentive	Value and
						Plan	Nonqualified	All Other
				Stock	Option	Compen-	Compen-	Compen-
	Fiscal	Salary(2)	Bonus(3)	Awards(4)	Awards(4)	sation(5)	sation	sation(6)(7)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	Earnings($)	($)	($)

Rene J. Robichaud (1)	2013	$612,297	$61,380	$480,000	$599,993	—	—	$76,731	$1,830,401
President, Chief Executive Officer	2012	270,415	178,936	2,511,990	300,000	—	—	129,152	3,390,493
and Director

Jerry W. Fanska	2013	$385,948	$23,175	$185,396	$231,741	—	—	$21,687	$847,947
Senior Vice President—	2012	374,769	137,643	113,000	226,000	—	—	22,042	873,454
Finance and Treasurer	2011	365,000	—	37,400	186,992	$438,000	—	21,686	1,049,077

Jeffrey J. Reynolds	2013	$365,149	$21,207	$185,396	$231,741	—	—	$40,665	$844,158
Executive Vice President and Chief	2012	374,423	137,643	109,750	219,500	—	—	23,833	865,149
Operating Officer, (January 2012 –	2011	350,000	—	34,849	174,257	$420,000	—	15,613	994,718
December 2012) and Director

Steven F. Crooke	2013	$361,786	$21,735	$152,146	$190,190	—	—	$20,521	$746,378
Senior Vice President—	2012	344,192	126,632	89,000	178,000	—	—	18,786	756,610
General Counsel and Secretary	2011	310,000	—	27,623	138,132	$372,000	—	18,373	866,129

Larry Purlee	2013	$257,212	—	$61,792	$77,247	$309,000	—	$22,471	$727,722
President – Inliner Division	2012	250,686	—	37,500	75,000	295,000	—	19,893	683,079
	2011	257,372	—	—	—	—	—	21,160	278,532

Gernot E. Penzhorn	2013	$264,182	$100,000	$62,998	$178,738	—	—	$63,590	$669,508
Senior Vice President of	2012	211,346	—	25,000	50,000	$200,000	—	142,116	628,462
Operations – International	2011	163,847	—	—	—	175,000	—	14,931	353,778

(1)
All amounts reported for Mr. Robichaud for fiscal 2012 reflect the portion of the year that he was employed by the Company.  Mr. Robichaud's employment commenced on July 29, 2011.  Furthermore, $2,211,990 of the amount reported under the Stock Awards column represents the grant date fair value of Mr. Robichaud's inducement grant of restricted stock received upon the commencement of his employment with the Company, and $300,000 reflects the pro-rated portion of his annual award of restricted stock, which was received by all other Named Executive Officers on February 1, 2011.  The amount reported under the Option Awards column also reflects the pro-rated portion of his annual award of options, which was received by all other Named Executive Officers on February 1, 2011.

(2)
Reflects salary earned for the fiscal years ended January 31, 2013, 2012 and 2011, respectively. The salary amounts in 2013 for Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn include amounts deferred under the Company’s Deferred Compensation Plan of $5,000, $5,000, $35,623, $5,000, $4,615 and $5,769, respectively. The salary amounts in 2012 for Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn include amounts deferred under the Company's Deferred Compensation Plan of $5,385, $5,000, $37,441, $5,000, $385 and $5,000, respectively.  The salary amounts in 2011 for Messrs. Fanska, Reynolds, Crooke, Purlee and Penzhorn include amounts deferred under the Company's Deferred Compensation Plan of $5,000, $34,999, $5,000, $4,615 and $7,308, respectively. All amounts deferred are also reflected in the Nonqualified Deferred Compensation table appearing on page 25 in this Proxy Statement.

(3)
The incentive compensation paid to Messrs. Robichaud, Reynolds, Fanska, Crooke and Penzhorn with respect to fiscal 2013 is reported in the "Bonus" column rather than the "Non-Equity Incentive Plan Compensation" column since the Company did not meet the target performance goals set for those Named Executive Officers under the Executive Incentive Compensation Plan. However, the Compensation Committee recommended and the Board approved discretionary bonuses for those Named Executive Officers for fiscal 2013 to recognize their individual contributions to the Company. The incentive amount in 2013 for Mr. Penzhorn includes $10,000 deferred under the Company's Deferred Compensation Plan. All amounts deferred are also reflected in the Nonqualified Deferred Compensation table appearing on page 25 in this Proxy Statement.

The incentive compensation paid to Messrs. Robichaud, Reynolds, Fanska and Crooke with respect to fiscal 2012 is also reported in the "Bonus" column rather than the "Non-Equity Incentive Plan Compensation" column since the Company did not meet the target performance goals set for those Executive Officers under the Executive Incentive Compensation Plan due to the non-cash write-off of goodwill and other intangible assets, the additional compensation cost associated with the transition of the Chief Executive Officer position and the FCPA accrual. As a result, the incentive awards for those Named Executive Officers for fiscal 2012 were discretionary bonuses.  The incentive amount in 2012 for Mr. Reynolds includes the amount deferred under the Company's Deferred Compensation Plan of $68,822.  All amounts deferred are also reflected in the Nonqualified Deferred Compensation table appearing on page 25 in this Proxy Statement.

(4)
Amounts reported in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of such awards, computed in accordance with ASC Topic 718.  Pursuant to Securities and Exchange Commission rules, the amounts shown for the fiscal 2013, fiscal 2012 and fiscal 2011 Stock Awards report the value at the grant date based upon the probable outcome of the performance conditions that affect the vesting of such awards.  These amounts do not include an estimate of forfeitures related to any time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 12 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended January 31, 2013, as filed with the Securities and Exchange Commission.  For additional information regarding stock awards for the named executive officers, refer to the "Grants of Plan-Based Awards in Last Fiscal Year" and "Outstanding Equity Awards at Fiscal Year End" tables included in this Proxy Statement beginning on page 22.

(5)
Reflects incentive plan compensation earned for the fiscal year ended January 31, 2011.  The incentive amounts in 2011 for Messrs. Fanska, Reynolds, Purlee and Penzhorn include amounts deferred under the Company's Deferred Compensation Plan of $109,500, $210,000, $5,000 and $3,000, respectively.  All amounts deferred are also reflected in the Nonqualified Deferred Compensation table appearing on page 25 in this Proxy Statement.

(6)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds $10,000.

(7)
All Other Compensation for the fiscal year ended January 31, 2013, includes Layne Christensen contributions in the amounts of $7,432, $10,035, $9,318, $10,053, $10,038 and $10,088, which accrued during such fiscal year for the accounts of Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn in the amounts of $3,462, $6,152, $1,298, $3,468, $7,608 and $575, respectively; Company matching contributions to the accounts of Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn under the Company's Deferred Compensation Plan in the amounts of $5,000, $5,000, $2,115, $5,000, $4,615 and $5,769, respectively; and Company matching contributions to the health savings accounts of Messrs. Robichaud, Crooke, Purlee and Penzhorn in the amounts of $750, $1,500, $750 and $1,500, respectively.  Also includes $46,410 and $29,158 of compensation for Messrs. Robichaud and Penzhorn, respectively, related to the costs of temporary living, travel, locating and purchasing a house and moving incurred by the Company in connection with their relocation to the Houston, Texas area, $13,677 of compensation for Mr. Robichaud related to the costs of housing in Kansas City, which was paid pursuant to Mr. Robichaud’s amended Offer Letter, $16,500 of compensation for Mr. Penzhorn related to the costs of housing and living expenses while on a temporary International assignment for the Company, $7,136 of compensation for Mr. Reynolds related to a monthly auto allowance paid by the Company on his behalf, and $20,798 of compensation for Mr. Reynolds that was paid as severance under Mr. Reynolds’ severance agreement with the Company in connection with his resignation from the Company on December 31, 2012.

All Other Compensation for the fiscal year ended January 31, 2012, includes Layne Christensen contributions in the amounts of $5,794, $9,830, $9,869, $9,908, $9,785 and $10,016 which accrued during such fiscal year for the accounts of Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn in the amounts of $1,226, $5,531, $1,350, $1,878, $3,931 and $430, respectively; Company matching contributions to the accounts of Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn under the Company's Deferred Compensation Plan in the amounts of $5,385, $5,000, $5,192, $5,000, $5,385 and $5,000, respectively; and Company matching contributions to the health savings accounts of Messrs. Robichaud, Fanska, Crooke, Purlee and Penzhorn in the amounts of $2,250, $1,681, $2,000, $792 and $1,670, respectively.  Also includes $20,039 of compensation for Mr. Robichaud related to the costs of housing and travel incurred by the Company in connection with his relocation to the Kansas City area, and $7,422 of compensation for Mr. Reynolds related to a monthly auto allowance paid by the Company on his behalf.  Also includes $94,458 in compensation for Mr. Robichaud that was earned for his service as a director of the Company prior to the commencement of his employment with the Company on July 29, 2011.  Mr. Robichaud earned $44,458 in director's fees, all of which were deferred under the Company's Deferred Compensation Plan for Directors, and $50,000 in restricted stock, which vested on February 1, 2012.  The value of such restricted stock award is equal to the grant date fair value computed in accordance with ASC Topic 718. Also includes $125,000 of compensation for Mr. Penzhorn related to a one-time contribution by the Company to Mr. Penzhorn’s deferred compensation account that was paid to Mr. Penzhorn as a retention bonus.

Grants of Plan-Based Awards during Fiscal 2013

The following table sets forth information with respect to each Named Executive Officer concerning grants during the fiscal year ended January 31, 2013, of awards under both the Company's equity and non-equity plans.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards (2) ($)
Rene J. Robichaud	02/01/12	$306,900	$613,800	$1,227,600					48,677	$24.32	$600,000
	02/01/12(3)				19,736	24,671	37,006				$600,000

Jerry W. Fanska	02/01/12	$115,875	$231,750	$463,500					18,801	$24.32	$231,750
	02/01/12(3)				7,623	9,529	14,293				$231,750

Jeffrey J. Reynolds	02/01/12	$115,875	$231,750	$463,500					18,801	$24.32	$231,750
	02/01/12(3)				7,623	9,529	14,293				$231,750

Steven F. Crooke	02/01/12	$108,675	$217,350	$434,700					15,430	$24.32	$190,200
	02/01/12(3)				6,256	7,820	11,730				$190,200

Larry Purlee	02/01/12	$77,160	$154,500	$309,000					6,267	$24.32	$77,250
	02/01/12(3)				2,540	3,176	4,764				$77,250

Gernot E. Penzhorn	02/01/12	$78,750	$157,500	$315,000					6,388	$24.32	$78,750
	02/01/12(3)				2,590	3,238	4,857				$78,750
	04/10/12(4)								45,228	$21.77	$500,000
	08/29/12								9,554	$20.56	$100,000

(1)
The amounts reported under the Threshold, Target and Maximum columns in this table are the possible incentive compensation awards calculated in accordance with the provisions set forth in the Executive Incentive Compensation Plan.  The Threshold column reports the awards that would have been paid if 80% of the performance targets were met.  If less than 80% of a performance target is met, no incentive award is paid with respect to that target.  The Target column reports the awards that would have been paid if 100% of the performance targets were met and the Maximum column reports the maximum awards available under the plan regardless of the amount by which the performance targets are exceeded.  For fiscal 2013, the Company did not meet the minimum performance threshold set by the Board for any Named Executive Officer, except Mr. Purlee.  As discussed in detail in the Compensation Discussion and Analysis beginning on page 10 of this Proxy Statement, Messrs. Robichaud, Reynolds, Fanska, Crooke and Penzhorn did receive discretionary bonuses for their performance in fiscal 2013. Mr. Purlee received the maximum award under the Executive Incentive Compensation Plan.

(2)
Amounts reported in the Grant Date Fair Value of Stock and Option Awards column represent the aggregate grant date fair value of such awards, computed in accordance with ASC Topic 718.  Pursuant to Securities and Exchange Commission rules, the amounts shown for the Stock Awards report the value at the grant date based upon the probable outcome of the performance conditions that affect the vesting of such awards.  The amounts shown for the Option Awards do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 12 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended January 31, 2013, as filed with the Securities and Exchange Commission.  For additional information regarding stock awards for the named executive officers, refer to the "Summary Compensation" and "Outstanding Equity Awards at Fiscal Year End" tables included in this Proxy Statement on pages 20 and 24, respectively.

(3)
The grant of shares of restricted stock reported under the Threshold, Target and Maximum columns for this award will vest, if at all, in various percentages only if the Company achieves a corporate RONA threshold based on average RONA over the entire three-year period beginning on February 1, 2012, and ending on January 31, 2015, within a range between 6.4 and 9.6%.  See the discussion in the Compensation Discussion and Analysis under the heading "Compensation Components—Performance-Contingent Restricted Shares" on page 15 of this Proxy Statement for a complete explanation of the vesting of the shares of restricted stock reported in this table.  The Threshold column reports the number of shares that will vest if a 6.4% average RONA is achieved during the vesting period, the Target column reports the number of shares that will vest if an 8% average RONA is achieved during the vesting period and the Maximum column reports the number of shares that will vest if a 9.6% average RONA is achieved during the vesting period.

(4)	This option award was issued subject to a contingency and was to vest only upon the closing of a proposed acquisition by the Company. The acquisition did not close, and the option award was forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our Named Executive Officers as of January 31, 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (7)

Rene J. Robichaud	3,000	(1)	—		—	$24.01	01/01/2019	30,000	$680,100	109,906	$2,491,569
	5,963	(5)	11,930	(5)	—	$29.31	07/29/2021
	—		48,677	(4)		$24.32	02/01/2022

Jerry W. Fanska	35,000	(1)	—		—	$27.87	01/20/2016			16,356	$370,791
	17,500	(1)	—		—	$42.26	06/07/2017
	13,303	(1)	—		—	$35.71	02/05/2018
	28,806	(1)	—		—	$15.78	02/01/2019
	15,537	(1)	—		—	$21.99	06/03/2019
	7,733	(2)	3,867	(2)	—	$27.79	02/19/2020
	3,949	(3)	7,900	(3)	—	$33.10	02/01/2021
	—		18,801	(4)		$24.32	02/01/2022

Jeffrey J. Reynolds	57,500	(1)	—		—	$23.05	09/28/2015			16,160	$366,347
	26,842	(1)	—		—	$15.78	02/01/2019
	14,477	(1)	—		—	$21.99	06/03/2019
	7,206	(2)	3,604	(2)	—	$27.79	02/19/2020
	3,835	(3)	7,674	(3)	—	$33.10	02/01/2021
	—		18,801	(4)		$24.32	02/01/2022

Steven F. Crooke	17,500	(1)	—		—	$27.87	01/20/2016			13,197	$299,176
	13,125	(1)	—		—	$42.26	06/07/2017
	9,826	(1)	—		—	$35.71	02/05/2018
	21,277	(1)	—		—	$15.78	02/01/2019
	11,476	(1)	—		—	$21.99	06/03/2019
	5,712	(2)	2,857	(2)	—	$27.79	02/19/2020
	3,110	(3)	6,223	(3)	—	$33.10	02/01/2021
	—		15,430	(4)	—	$24.32	02/01/2022

Larry Purlee	13,750	(1)	—		—	$23.05	09/28/2015			5,441	$123,347
	1,310	(3)	2,622	(3)	—	$33.10	02/01/2021
	—		6,267	(4)		$24.32	02/01/2022

Gernot E. Penzhorn	873	(3)	1,748	(3)	—	$33.10	02/01/2021			4,748	$107,637
	—		6,388	(4)	—	$24.32	02/01/2022
	—		9,554	(6)	—	$20.56	08/29/2022

(1)	The options are fully vested and exercisable.

(2)	The options vest in three equal annual installments on February 19 of each year. If they have not yet been exercised, the options in the grant were 2/3 vested and 1/3 unvested on January 31, 2013.

(3)	The options vest in three equal annual installments on February 1 of each year. If they have not yet been exercised, the options in the grant were 1/3 vested and 2/3 unvested on January 31, 2013.

(4)	The options vest in three equal annual installments on February 1 of each year. All of the options in the grant were unvested on January 31, 2013.

(5)	The options vest in three equal annual installments on July 29 of each year. If they have not yet been exercised, the options in the grant were 1/3 vested and 2/3 unvested on January 31, 2013.

(6)	The options vest in three equal annual installments on August 29 of each year. All of the options in the grant were unvested on January 31, 2013.

(7)
The market value of the shares of restricted stock, either earned or unearned, that have not vested was calculated by multiplying $22.67, which was the closing market price of the Company's common stock on January 31, 2013, by the number of unvested shares.

Option Exercises and Stock Vested

The following table sets forth information with respect to each Named Executive Officer concerning the exercise of options and the vesting of stock during the fiscal year ended January 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rene J. Robichaud	—	—	9,010	$ 196,042
Jerry W. Fanska	—	—	—	—
Jeffrey J. Reynolds	—	—	—	—
Steven F. Crooke	—	—	—	—
Larry Purlee	—	—	—	—
Gernot Penzhorn	—	—	—	—

(1)
The value realized upon vesting was calculated using the closing price of the Company's common stock on the day prior to the date the shares vested multiplied by the number of shares vested.  One thousand five hundred ten (1,510) of the shares held by Mr. Robichaud vested on February 1, 2012, and the value realized upon the vesting of such shares was calculated using the closing price of the Company's common stock on the day prior to the date the shares vested ($23.24) multiplied by the number of shares vested. The remaining 7,500 shares held by Mr. Robichaud vested on July 29, 2012, and the value realized upon the vesting of such shares was calculated using the closing price of the Company’s common stock on the day prior to the date the shares vested ($21.46) multiplied by the number of shares vested.

Nonqualified Deferred Compensation

The following table sets forth the contributions made by our Named Executive Officers and the earnings accrued on all such contributions under our Key Management Deferred Compensation Plan during the fiscal year ended January 31, 2013.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
Rene J. Robichaud	$ 5,000	$ 5,000	$ 3,021	—	$ 24,366
Jerry W. Fanska	5,000	5,000	90,152	—	1,012,412
Jeffrey J. Reynolds	104,445	2,115	161,073	—	1,480,231
Steven F. Crooke	5,000	5,000	26,178	—	184,595
Larry Purlee	9,615	4,615	19,799	—	138,562
Gernot E. Penzhorn	5,769	5,769	33,823	—	232,107

(1)
The salary deferrals reported in this column are included in the salary of each Named Executive Officer for fiscal 2013 as indicated in footnote (2) to the Summary Compensation Table.  However, the incentive compensation deferrals reported in this column are included in the incentive compensation of each Named Executive Officer for fiscal 2012 as indicated in footnote (5) to the Summary Compensation Table, since, due to the timing of the payments, they are not credited to the account of the executive until the succeeding fiscal year.

(2)	The amounts reported in this column are included in the All Other Compensation column for each executive as indicated in footnote (7) to the Summary Compensation Table.

(3)	The earnings reported in this column are not included in the Summary Compensation Table as they are not above-market or preferential.

(4)
Includes amounts reported as salary in the Summary Compensation Table for fiscal 2013 of $5,000, $5,000,  $35,623, $5,000, $4,615 and $5,769 for Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively; amounts reported as salary in the Summary Compensation Table for fiscal 2012 of $5,385, $5,000, $37,441, $5,000, $385 and $5,000 for Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively; and amounts reported as salary in the Summary Compensation Table for fiscal 2011 of $5,000, $34,999, $5,000, $4,615 and $7,308 for Messrs. Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively. Also includes an amount reported as a bonus in the Summary Compensation Table for fiscal 2013 of $10,000 for Mr. Penzhorn; amounts reported  in the Summary Compensation Table for fiscal 2012 as a bonus for Mr. Reynolds of $68,822, and as incentive compensation for Mr. Purlee of $5,000; and amounts reported as incentive compensation in the Summary Compensation Table for fiscal 2011 of $109,500 for Mr. Fanska, $210,000 for Mr. Reynolds and $3,000 for Mr. Penzhorn.

Equity Compensation Plan Information

The following table provides information as of January 31, 2013, with respect to shares of the Company's common stock that have been authorized for issuance under the existing equity compensation plans, including the Company's 2006 Equity Plan and the Company's 2002 Stock Option Plan (the "2002 Option Plan").

The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans that are no longer in effect.  Footnote (4) to the table sets forth the total number of shares of the Company's common stock issuable upon the exercise of options under expired plans as of January 31, 2013, and the weighted average exercise price of those options. No additional options may be granted under such plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,219,746(1)	$ 26.04	558,714(2)
Equity Compensation Plans Not Approved by Security Holders(3)	N/A	N/A	N/A
Total	1,219,746(4)		558,714

(1)	Shares issuable pursuant to outstanding options under the 2006 Equity Plan and the 2002 Option Plan.

(2)	All shares listed are issuable pursuant to future awards under the 2006 Equity Plan. No shares remain available for issuance under the 2002 Option Plan.

(3)	The Company does not have any equity compensation plans that have not been approved by security holders.

(4)
As of January 31, 2013, a total of 65,557 shares of Company common stock were issuable upon the exercise of outstanding options under the Company's expired 1996 Stock Option Plan. The weighted-average exercise price of those options is $24.78 per share. No additional options may be granted under the 1996 Stock Option Plan.

Potential Payments Upon Change of Control, Retirement, Death or Disability

Severance Agreements. On March 13, 2008, the Company entered into severance agreements with Messrs. Fanska, Reynolds, and Crooke and on July 29, 2011, entered into a substantially similar form of severance agreement with Mr. Robichaud. Mr. Robichaud's severance agreement is substantially similar to the severance agreements of Messrs. Fanska, Reynolds, and Crooke except that Mr. Robichaud's agreement provides for an additional payment to be made to Mr. Robichaud if he is terminated or leaves with "good reason" following a change of control (as described further below).  The severance agreements generally provide:

●
If before a change of control, the Company terminates Messrs. Robichaud's, Fanska's or Crooke's employment without "cause" or if the Company constructively terminates such Executive's employment (i.e., the Executive leaves for "good reason"), the Executive is entitled to receive severance benefits that include (i) 24 months of continued base salary, (ii) continued vesting of equity-based awards and a continued right to exercise outstanding stock options during this 24-month severance period, (iii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, (iv) for any performance-based stock options that become exercisable after the end of the 24-month severance period, such stock options will remain exercisable until the earlier of the original expiration date of the option or 90 days after the end of the 24 month severance period, (v) continued participation in the Company's welfare benefit plans (or comparable arrangements) throughout the 24 month severance period, and (vi) payment of any applicable COBRA premiums. Messrs. Penzhorn and Purlee are not a party to any severance agreement and therefore not contractually entitled to any severance payments if the Company terminates their employment without cause or the Company constructively terminates their employment.  Because Mr. Reynolds exercised his rights under his severance agreement in connection with the Company's relocation to the Houston, Texas metropolitan area and became entitled to receive his severance benefits thereunder, Mr. Reynolds no longer has any rights to receive any additional benefits in the event of his death, disability or in the event of a change of control of the Company.

The following table summarizes the severance benefits due Messrs. Robichaud, Fanska, Crooke and Reynolds under their severance agreements upon their termination by the Company without cause, or their voluntary termination due to their constructive termination (assuming such termination occurred on January 31, 2013):

Name	Base Salary	Unvested Equity Compensation(1)	Benefits(2)	Total
Rene J. Robichaud	$ 1,227,600	$ 447,433	$ 48,731	$ 1,723,764
Jerry W. Fanska	772,500	172,818	46,546	991,864
Steven F. Crooke	724,500	141,824	64,319	930,642
Jeffrey J. Reynolds(3)	772,500	172,818	46,546	991,864
__________________

(1)
Represents value of unvested awards at January 31, 2013 that would become vested in the 24-month period following January 31, 2013, including any awards for which the applicable vesting date falls on February 1, 2015. Stock options are valued based on the positive difference, if any, between the closing stock price of the Company's common stock on January 31, 2013 and the exercise price for such options.  With respect to performance-vesting restricted stock granted on February 19, 2010, the Company has determined that there is a 0% likelihood that the Company will achieve the performance conditions associated with such shares.  With respect to performance-vesting restricted stock granted on February 1, 2011, the Company has determined that there is a 0% likelihood that the Company will achieve the performance conditions associated with such shares. With respect to performance-vesting restricted stock granted on February 1, 2012, the Company has determined that there is an 80% likelihood that the Company will achieve the performance conditions associated with such shares. Accordingly, shares of performance-vesting restricted stock have been assigned a value that is 0%, 0% and 80% of the value of the closing stock price of the Company's common stock on January 31, 2013 for the 2010, 2011 and 2012 grants of performance-vesting restricted stock, respectively.

(2)	Assumes the executive earns the maximum Company match with respect to his health savings account for each year during the 24-month period.

●
If Messrs. Robichaud's, Fanska's or Crooke's employment is terminated due to death, the Executive's estate or his beneficiaries will be entitled to receive (i) immediate acceleration of the vesting of the Executive's service-based equity awards and the right to exercise the service-based stock options until the earlier of the original expiration date of the options or 12 months after the Executive's date of death, (ii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, and (iii) for any performance-based stock option that becomes exercisable due to the satisfaction of the underlying performance criteria, the continued right to exercise the option until the earlier of the option's original expiration date or 12 months after the Executive's date of death.  If Messrs. Penzhorn's or Purlee's employment is terminated due to death, such Executive's performance-based restricted stock will become vested if the applicable performance-based criteria is satisfied and all of such Executive's unvested stock options will become immediately exercisable.

(3)
Mr. Reynolds' actual date of his constructive termination was December 31, 2012.  Accordingly, the actual amount of the severance benefits he is entitled to receive is different from those in this table.

The following table summarizes the severance benefits due Messrs. Robichaud, Fanska and Crooke upon their death under their severance agreements and the benefits due Messrs. Penzhorn and Purlee upon their death under their restricted share awards and stock option agreements (in each case assuming their death occurred on January 31, 2013):

Name	Unvested Equity Compensation(1)
Rene J. Robichaud	$ 447,433
Jerry W. Fanska	172,818
Steven F. Crooke	141,824
Gernot E. Penzhorn	58,724
Larry D. Purlee	57,600
____________________

(1)
For Messrs. Robichaud, Fanska and Crooke, these calculations represent the value of unvested awards at January 31, 2013 that would become vested upon death. Stock options are valued based on the positive difference, if any, between the closing stock price of the Company's common stock on January 31, 2013 and the exercise price for such options. With respect to performance-vesting restricted stock granted on February 19, 2010, the Company has determined that there is a 0% likelihood that the Company will achieve the performance conditions associated with such shares.  With respect to performance-vesting restricted stock granted on February 1, 2011, the Company has determined that there is a 0% likelihood that the Company will achieve the performance conditions associated with such shares. With respect to performance-vesting restricted stock granted on February 1, 2012, the Company has determined that there is a 80% likelihood that the Company will achieve the performance conditions associated with such shares. Accordingly, shares of performance-vesting restricted stock have been assigned a value that is 0%, 0% and 80% of the value of the closing stock price of the Company's common stock on January 31, 2013 for the 2010, 2011 and 2012 grants of performance-vesting restricted stock, respectively.

For Messrs. Penzhorn and Purlee, these calculations represent the value of performance-vesting restricted stock grants held by such Executives based on the determined likelihood of such awards vesting as described immediately above and the value, if any, of such Executives' unvested stock options becoming exercisable.

●
If Messrs. Robichaud's, Fanska's or Crooke's employment is terminated due to disability, the Executive will be entitled to (i) payment of a lump sum disability benefit equal to 12 months' base salary, (ii) immediate acceleration of the vesting of his service-based equity awards and a continuation of his right to exercise any service-based stock options for a period of 12 months after the termination, (iii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, and (iv) for any performance-based stock options that have become exercisable due to the satisfaction of the underlying performance criteria, the continued right to exercise the options until the earlier of the option's original expiration date or 12 months after the Executive's termination due to disability.  If Messrs. Penzhorn's or Purlee's employment is terminated due to disability, the Executive's performance-based restricted stock will become vested if the applicable performance-based criteria is satisfied and all of such Executive's unvested stock options will become immediately exercisable.

The following table summarizes the severance benefits due Messrs. Robichaud, Fanska and Crooke upon their disability under their severance agreements and the benefits due Messrs. Penzhorn and Purlee upon their disability under their restricted share awards and stock option agreements (in each case assuming that their disability occurred on January 31, 2013):

Name	Base Salary	Unvested Equity Compensation(1)	Total
Rene J. Robichaud	$ 613,800	$ 447,433	$ 1,061,233
Jerry W. Fanska	386,250	172,818	559,068
Steven F. Crooke	362,250	141,824	504,074
Gernot E. Penzhorn	--	58,724	58,724
Larry D. Purlee	--	57,600	57,600
____________________

(1)
For Messrs. Robichaud, Fanska and Crooke, these calculations represent the value of unvested awards at January 31, 2013 that would become vested upon their disability. Stock options are valued based on the positive difference, if any, between the closing stock price of the Company's common stock on January 31, 2013 and the exercise price for such options. With respect to performance-vesting restricted stock granted on February 19, 2010, the Company has determined that there is a 0% likelihood that the Company will achieve the performance conditions associated with such shares.  With respect to performance-vesting restricted stock granted on February 1, 2011, the Company has determined that there is a 0% likelihood that the Company will achieve the performance conditions associated with such shares. With respect to performance-vesting restricted stock granted on February 1, 2012, the Company has determined that there is a 80% likelihood that the Company will achieve the performance conditions associated with such shares. Accordingly, shares of performance-vesting restricted stock have been assigned a value that is 0%, 0% and 80% of the value of the closing stock price of the Company's common stock on January 31, 2013 for the 2010, 2011 and 2012 grants of performance-vesting restricted stock, respectively.

For Messrs. Penzhorn and Purlee, these calculations represent the value of performance-vesting restricted stock grants held by such Executives based on the determined likelihood of such awards vesting as described immediately above and the value, if any, of such Executives' unvested stock options becoming exercisable.

●
Upon a change of control of the Company, all of the Executive's equity awards will become immediately vested on the effective date of the change of control.  Following a change of control of the Company and for a three-year period following the change of control, the successor Company is obligated to both (i) continue to employ Messrs. Robichaud, Fanska and Crooke in a substantially similar position (at an equal or greater base salary as before the change of control) and (ii) provide those Executive with certain welfare benefits and bonus compensation opportunities similar to those of other similarly situated employees. Messrs. Penzhorn and Purlee are not entitled to any special employment rights or severance protection following a change of control.

If Messrs. Robichaud's, Fanska's and Crooke's employment is terminated by the Company without "cause" or is constructively terminated (i.e., the Executive leaves for "good reason") during the three-year period following a change of control of the Company, he is entitled to: (i) a special lump-sum severance payment equal to the present value of the remaining base salary he would receive if he remained an employee until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date; (ii) coverage under all employee benefit plans (other than the Company's 401(k) retirement plan) that covered him prior to termination until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date; and (iii) for any payments made pursuant to the Severance Agreement that are subject to the Internal Revenue Code's penalty tax provisions for excessive "golden parachute payments", then the Company will reimburse (on an after tax basis) the Executive for the amount of any such penalty tax.

With respect to Mr. Robichaud's agreement only, if Mr. Robichaud becomes entitled to a special lump-sum severance payment described above, the amount of the special lump-sum severance payment will be increased by an amount (the "Increased Amount") equal to the present value of the annual bonus Mr. Robichaud would have been paid under the Company's annual incentive bonus plan (assuming performance goal achievement at the target level) had he remained an employee until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date. At any time on or after July 29, 2014, the Board of Directors of the Company may elect, without the consent of Mr. Robichaud, to exclude this "Increased Amount" from the special lump-sum severance payment and such election by the Board of Directors will not be deemed an event giving rise to a "good reason" for Mr. Robichaud to terminate his employment or be considered a constructive termination of Mr. Robichaud's employment.

The following table summarizes the severance benefits due Messrs. Robichaud, Fanska and Crooke under their severance agreements and the benefits due Messrs. Penzhorn and Purlee under their restricted share award and stock option agreements upon a change of control (assuming the change of control occurred on January 31, 2013 and, for Messrs. Robichaud, Fanska and Crooke, the termination by the Company without cause, or their voluntary termination due to their constructive termination, on such date):

Name	Base Salary and Bonus(1)	Unvested Equity Compensation(2)	Benefits(3)	Total
Rene J. Robichaud	$ 3,243,029	$ 3,341,694	$ 64,247	$ 6,648,970
Jerry W. Fanska	1,036,309	523,337	60,970	1,620,616
Steven F. Crooke	971,917	411,846	83,116	1,466,879
Gernot E. Penzhorn	--	127,796	--	127,796
Larry D. Purlee	--	123,347	--	123,347
____________________

(1)
For Messrs. Crooke and Fanska, this amount represents the present value of three times the base salary of the Executive on January 31, 2013, paid out in bi-weekly installments over a three-year period using a discount rate of 7.5%.  For Mr. Robichaud, this amount represents the present value of three times his base salary as of January 31, 2013 and three times his annual incentive bonus amount (assuming performance goal achievement at the target level) that would have been paid under the Company's annual incentive bonus plan using a discount rate of 7.5%.  Mr. Robichaud is currently eligible to receive an incentive bonus equal to 100% of his base salary if performance at target is achieved.

(2)
Represents value of unvested awards at January 31, 2013 that would become vested upon a change of control, regardless of whether the Executive's employment is terminated, including all awards subject to performance conditions. Stock options are valued based on the positive difference, if any, between the closing price of the Company's common stock on January 31, 2013 and the exercise price for such options.

(3)	Assumes the Executive earns the maximum Company match with respect to his health savings account for each year during the three-year period.

Generally, all severance payments under the agreements will begin following the Executive's termination of employment. However, as is provided for in the Severance Agreements, certain delays in payment timing may occur in order to comply with Section 409A of the Internal Revenue Code.

Ownership of Layne Christensen Common Stock

The following table sets forth certain information as of March 29, 2013, except as otherwise provided, regarding the beneficial ownership of Layne Christensen common stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's common stock, by each director or nominee for director of the Company, by each Named Executive Officer, and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

	Amount and
	Nature of	Percentage of
	Beneficial	Shares
Name	Ownership (1)	Outstanding (1)
GAMCO Investors, Inc. (2)	2,237,431	11.3%
Dimensional Fund Advisors LP (3)	1,463,950	7.4%
Royce & Associates, LLC (4)	1,172,948	5.9%
BlackRock, Inc. (5)	1,152,049	5.8%
The Vanguard Group (6)	1,041,290	5.3%
Jeffrey J. Reynolds	588,503(7)	3.0%
Rene J. Robichaud	224,591(7)	1.0%
Jerry W. Fanska	156,126(7)	*
Steven F. Crooke	110,193(7)	*
Larry Purlee	25,292(7)	*
Gernot Penzhorn	8,865(7)	*
Nelson Obus	71,544(8)	*
David A.B. Brown	24,297(9)	*
J. Samuel Butler	18,424(9)	*
Anthony B. Helfet	11,455(9)	*
Robert R. Gilmore	12,409(9)	*
All directors and executive officers as a group (18 persons)	1,301,089(10)	6.4%

*  Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options exercisable within 60 days of March 29, 2013. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 19,818,378 shares of common stock outstanding plus 480,638 options exercisable within 60 days of March 29, 2013, where said options are considered deemed shares attributed to a given beneficial owner.

(2)
The ownership reported is based on Amendment No. 6 to Schedule 13D filed with the Securities and Exchange Commission on December 10, 2012, by GAMCO Investors, Inc. (“GBL”), with a principal business address of One Corporate Center, Rye, New York  10580-1435.  GBL filed Amendment No. 6 to Schedule 13D on behalf of  GGCP, Inc. (“GGCP”), GGCP Holdings LLC (“GGCP Holdings”), GBL, Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), MJG-IV Limited Partnership (“MJG-IV”), and Mario Gabelli.  These entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner or the equivalent of various private investment partnerships or private funds. Certain of these entities may also make investments for their own accounts.

(3)
The ownership reported is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013 by Dimensional Fund Advisors LP, with a principal business address of Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.  Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate account (such investment companies, trusts and accounts, collectively referred to as the "Funds").  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  However, all securities reported in the Schedule 13G/A are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.  To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.

(4)
The ownership reported is based on a Schedule 13G filed with the Securities and Exchange Commission on January 14, 2013, by Royce & Associates, LLC, with a principal business address of 745 Fifth Avenue, New York, NY  10151.

(5)
The ownership reported is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013, by BlackRock, Inc., with a principal business address of 40 East 52nd Street, New York, New York 10022.

(6)
The ownership reported is based a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013, by The Vanguard Group, with a principal business address of 100 Vanguard Blvd., Malvern, PA  19355.

(7)
Includes options for the purchase of 25,189 shares, 135,912 shares, 123,568 shares, 93,138 shares, 18,460 shares and 3,876 shares of the Company's common stock exercisable within 60 days of March 29, 2013, granted to Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively.  Also includes 10,235, 6,827, 6,631, 5,377, 2,265 and 1,510 shares of restricted stock of the Company held by Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively, all of which vest, if at all, at the end of a three-year period ending February 1, 2014, in various percentages based on the level of certain performance targets achieved by the Company during that period.  Also includes 24,671, 9,529, 9,529, 7,820, 3,176 and 3,238 shares of restricted stock of the Company held by Messrs. Robichaud, Fanska, Reynolds, Crooke, Purlee and Penzhorn, respectively, all of which vest, if at all, at the end of a three-year period ending February 1, 2015, in various percentages based on the level of certain performance targets achieved by the Company during that period.  Also includes 105,000 shares of restricted stock of the Company held by Mr. Robichaud that vest, if at all, based on the Company attaining certain performance criteria.  Such shares were issued to Mr. Robichaud upon his employment as the President and Chief Executive Officer of the Company and the performance criteria for the vesting of such shares is fully explained in the Compensation Discussion and Analysis section of this Proxy Statement. Also includes 566 and 241 shares held indirectly by Messrs. Robichaud and Penzhorn, respectively through their 401(k) accounts.

(8)
Mr. Obus is president of Wynnefield Capital, Inc. and a managing member of Wynnefield Capital Management, LLC. Both companies have indirect beneficial ownership in securities held in the name of Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P. and the Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, which, combined, own 51,380 of the indicated shares.  Also includes options for the purchase of 13,252 shares of the Company's common stock exercisable within 60 days of March 29, 2013.

(9)
Includes options for the purchase of 19,084 shares, 13,030 shares, 9,811 shares and 7,736 shares of the Company's common stock exercisable within 60 days of March 29, 2013, granted to Messrs. Brown, Butler, Helfet and Gilmore, respectively.

(10)
Includes options for the purchase of 480,638 shares of the Company's common stock exercisable within 60 days of March 29, 2013, granted to all directors and executive officers of the Company as a group.  Also includes 214,451 shares of restricted stock that have not yet vested that have been granted to all directors and executive officers of the Company as a group.

Item 2

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC's rules.

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract and retain top-quality executives, tie annual and long-term equity incentives to achievement of measurable corporate, business unit and individual performance objectives, and align the executives' incentives with stockholder value creation.  The overall compensation program is designed to reward a combination of strong individual performance, strong performance by the Company in meeting its long-term strategic goals and stock price appreciation.

Our compensation package for executive officers consists of a balance of base salary, annual bonuses under our Executive Incentive Compensation Plan, performance-based equity grants and certain employee benefits.  To serve the best interests of stockholders, the Compensation Committee follows an executive compensation philosophy that emphasizes performance-based compensation, including stock options and performance-vesting restricted shares.  The Compensation Committee periodically reviews our executive compensation practices to ensure they achieve our desired goals.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement.  This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.  However, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.

Item 3

Ratification of Selection of Independent Registered Public Accountants

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP to audit the books, records and accounts of the Company for the year ending January 31, 2014.  Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Audit Committee's decision in this regard.

Deloitte & Touche LLP has served as the Company's independent registered public accounting firm since fiscal 1990.  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting.  Such representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

During fiscal 2012 and 2013, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, "Deloitte & Touche") provided various audit and non-audit services to the Company as follows:

(a)
Audit Fees:  Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and assessment of internal controls over financial reporting, and review of financial statements included in the Company's Form 10-Q reports, as well as statutory audits for international entities and procedures for registration statements.

Fiscal 2013	Fiscal 2012

$ 3,370,373	$ 1,905,468

(b)	Audit-Related Fees: Audit-related fees include benefit plan audits and consultation on potential acquisitions and various other matters.

Fiscal 2013	Fiscal 2012

$ 599,762	$ 57,970

(c)	Tax Fees: Tax fees include income tax consultation.

Fiscal 2013	Fiscal 2012

$ 367,271	$ 108,436

(d)
All Other Fees:  All other fees relate to licensing of access to an on-line accounting research facility and miscellaneous fees for services.  The Company did not incur any fees relating to the design and implementation of financial information systems in either fiscal 2012 or fiscal 2013.

Fiscal 2013	Fiscal 2012

$ 2,200	$ 2,200

The Audit Committee of the Board of Directors has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the registered public accounting firm's independence and has determined that such services have not adversely affected Deloitte & Touche's independence.

The Audit Committee's Policy for the Approval of Audit, Audit-Related, Tax and Other Services provided by the Independent Auditor provides for the pre-approval of the scope and estimated fees associated with the current year audit.  The policy also requires pre-approval of audit-related, tax and other services specifically described by management on an annual basis and, furthermore, additional services anticipated to exceed the specified pre-approval limits for such services must be separately approved by the Audit Committee.  Finally, the policy outlines nine specific restricted services outlined in the SEC's rule on auditor independence that are not to be performed by the independent auditor.  None of the services performed by Deloitte & Touche, as described above, were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

All of the services described in sections (b), (c) and (d) above were pre-approved by the Audit Committee.

Submission of the selection of the independent registered public accounting firm to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent registered public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.  If the stockholders do not ratify the selection of Deloitte & Touche at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent registered public accounting firm as independent auditors for the Company.

The Board of Directors unanimously recommends that you vote FOR approval of the selection of Deloitte & Touche LLP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and certain persons who own more than 10% of the Company's outstanding common stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership in Layne Christensen common stock and other equity securities. SEC regulations require directors, executive officers and certain greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 2013, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met, except for (i) Mr. Gilmore’s Statement of Changes in Beneficial Ownership on Form 4 reporting the payout of certain Phantom Stock Units of Mr. Gilmore on January 15, 2013, under the Company’s Deferred Compensation Plan for Directors, which was filed on February 8, 2013, and (ii) Mr. Reynolds’ Statement of Changes in Beneficial Ownership on Form 4 reporting an acquisition of shares of the Company by Mr. Reynolds on September 26, 2011, which was filed on April 26, 2013.

Other Business of the Meeting

The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

Annual Report

A copy of the Company's Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 2013, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.  Such Annual Report is not to be regarded as proxy solicitation material.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2013 (the "Form 10-K"), excluding Exhibits, will be furnished without charge to any stockholder of record as of April 8, 2013, upon written request addressed to the attention of the Secretary of Layne Christensen Company at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205. The Company's Form 10-K is also available on its website at www.layne.com.  Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company's reasonable expenses in furnishing such exhibits.

Advance Notice Procedures/
Stockholder Nomination Submission Process

Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company's Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2014 annual meeting, between January 7 and February 6, 2014.  In addition, any stockholder who wishes to submit to the Board a potential candidate for nomination to the Board must deliver written notice of the nomination within this time period.  Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(a)           the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)           a representation that such stockholder is a holder of record of stock of the Company entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)           the name and address of such stockholder, as it appears on the Company's books, and of the beneficial owner, if any, on whose behalf the nomination is made;

(d)           the class and number of shares of the Company which are owned beneficially and of record by the nominating stockholder and each nominee proposed by such stockholder;

(e)           a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(f)           such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to Regulation 14A (17 C.F.R. Section 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended ("Exchange Act"), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

(g)           the consent of each nominee to serve as a director of the Company if so elected.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.

These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's Proxy Statement.

Stockholder Proposals for 2014 Annual Meeting

It is presently anticipated that the 2014 Annual Meeting of Stockholders will be held on June 5, 2014. Stockholder proposals intended for inclusion in the Proxy Statement for the 2014 Annual Meeting of Stockholders must be received at the Company's offices, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, no later than January 7, 2014.  Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary or Assistant Secretary of Layne Christensen.

Householding

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and Proxy Statement for each company in which you hold shares through that broker, bank or nominee. This practice is called "householding." If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our Annual Report to Stockholders and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee. If you did not receive an individual copy of our Annual Report to Stockholders and Proxy Statement, we will send copies to you if you contact us at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, (913) 362-0510, Attention: Corporate Secretary.  If you and other residents at your address have been receiving multiple copies of our Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

By Order of the Board of Directors.

Steven F. Crooke
Senior Vice President—General Counsel and Secretary

May 8, 2013
Mission Woods, Kansas

LAYNE CHRISTENSEN COMPANY

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

+

	For	Withhold		For	Withhold		For	Withhold
01 - David A.B. Brown	☐	☐	02 - J. Samuel Butler	☐	☐	03 - Robert R. Gilmore	☐	☐
04 - Anthony B. Helfet	☐	☐	05 - Nelson Obus	☐	☐	06 - Rene J. Robichaud	☐	☐

	For	Against	Abstain
Item 2: Advisory vote on executive compensation.	☐	☐	☐
Item 3: Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen's independent auditors for the fiscal year ending January 31, 2014.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX

+

01NA0C

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LAYNE CHRISTENSEN COMPANY

2013 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David A.B. Brown, Rene J. Robichaud and Steven F. Crooke, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 2013 Annual Meeting of Stockholders of Layne Christensen Company ("Layne Christensen") to be held at The Woodlands Waterway Marriott Hotel and Convention Center, located at 1601 Lake Robbins Drive, The Woodlands, Texas 77380, on Thursday, June 6, 2013, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Layne Christensen which the undersigned is entitled to vote with respect to the matters on the reverse side, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 8, 2013.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.**

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

(Continued, and to be signed, on other side)

C Non-Voting Items

Change of Address — Please print new address below.